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                                                                   EXHIBIT 10.26

                         THIS IS A CONFIDENTIAL DOCUMENT

      This Lease (this "Lease"), dated as of the 10 day of August, 2001 (the "Effective Date"), is made by and between LANDLORD (as hereinafter defined) and TENANT (as hereinafter defined).

                             ARTICLE I: DEFINITIONS

      1.01 DEFINED TERMS. The following terms shall have the meanings specified in this Section, unless otherwise specifically provided. Other terms may be defined in other parts of this Lease.

(a) LANDLORD:                485 Properties, LLC
                             a Delaware limited liability company

(b) LANDLORD'S ADDRESS:      485 Properties, LLC
                             c/o TIAA
                             730 Third Avenue
                             New York, New York  10017
                             Attn: Director, Real Estate Department, North East
                             Region

    WITH A COPY TO MANAGER:  Grubb & Ellis Management Services, Inc.
                             155 Passaic Avenue
                             Fairfield, NJ 07004

(c) TENANT:                  Pinnacle Foods Corporation

(d) TENANT'S ADDRESS:        6 Executive Campus
                             Cherry Hill, New Jersey 08002

(e) BROKER:                  T.R. Alter & Associates, Inc. and Grubb & Ellis Co.

(f) PROJECT:                 The land known as Lot 2, Block 118.04 on the Tax
                             Map of Mountain Lakes, New Jersey, the address of which is One Old Bloomfield Avenue, Mountain
                             Lakes, New Jersey, and all buildings and other improvements now or hereafter located thereon.

(g) BUILDING:                The building located in Mountain Lakes, New
                             Jersey, known as Mountain Lakes Corporate Center
                             I.

(h) PREMISES:                The portion of the Building located on the 1st
                             floor thereof as shown by cross-hatching on the Building floor plan(s) attached hereto as Exhibit A, known as Suite 100, containing approximately 17,352 rentable square feet
                             (approximately 15,443 usable square feet).

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(i) TERM:                    As defined in Section 4.01

(j) TERM COMMENCEMENT DATE:  As defined in Section 4.01

(k) RENT COMMENCEMENT DATE:  The date upon which the Premises shall be deemed
                             Ready for Occupancy (as defined in Section 3.01)

(l) EXPIRATION DATE:         Five (5) years and two (2) months following the
                             Term Commencement Date. If the Term has been extended or this Lease has been renewed, the Expiration Date shall be the last day of the Term as so extended or renewed.

(m) LEASE YEAR:              The period from the Rent Commencement Date
                             through the day before the one-year anniversary of the Rent Commencement Date (or if the Rent
                             Commencement Date is not the first day of a calendar month, the one-year anniversary of the last day of the month in which the Rent
                             Commencement Date occurs), and each one-year period (or portion thereof if the Lease is terminated during any such one-year period) thereafter during the Term.

(n) ANNUAL BASE RENT:        $390,420.00, payable in equal monthly
                             installments of $32,535.00.

(o) TENANT'S SHARE:          35.6%

(p) SECURITY DEPOSIT:        $200,000.00 Irrevocable and Unconditional Letter
                             of Credit in accordance with Section 18.27.

(q) TENANT IMPROVEMENT
    ALLOWANCE:               $312,336.00

(r) OPERATING EXPENSE
    BASE YEAR:               The calendar year 2002.

(s) OPERATING EXPENSE BASE:  Tenant's Share of the Operating Expenses (as
                             defined in Section 6.02(b)(ii)) for the
                             Operating Expense Base Year.

(t) TAX BASE YEAR:           The calendar year 2002.

(u) TAX BASE:                Tenant's Share of the Real Property Taxes (as
                             defined in Section 6.02(b)(i)) for the Tax Base
                             Year.

(v) TENANT'S SIC NUMBER:     _______________

(w) PARKING SPACES:          Tenant's Share of the unreserved parking spaces
                             in the parking lot(s) and facilities serving the Building.

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                          ARTICLE II: DEMISE AND LEASE

      2.01 DEMISE AND LEASE. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the provisions of this Lease, the "Premises" specified in Section 1.01(h) hereof located within the "Building" specified in Section 1.01(g) hereof, which Building is a portion of the "Project" identified in Section 1.01(f) hereof. Landlord shall deliver, and Tenant shall accept, the Premises in its "as is" condition as set forth in the Building profile attached hereto as Exhibit "H", and Landlord shall not be responsible for constructing any improvements in the Premises or otherwise on the Project for the benefit of Tenant or any other party, except as provided in
Section 3.01 below. The Premises are shown by cross-hatching on the Building floor plan(s) attached hereto as Exhibit A. Tenant acknowledges that the sole purpose of the attached floor plan(s) is to identify the location of the Premises in the Building. Landlord makes no representation or warranty in the attached floor plan(s) as to the usable or rentable square footage of the Premises.

      2.02 REPRESENTATIONS AND WARRANTIES; TAKING OF POSSESSION. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the suitability of the Premises for the conduct of Tenant's business. By taking possession of the Premises, Tenant accepts the Premises, the Tenant Improvements (as set forth in Section 3.01 below), and the Building as completed or substantially completed (as defined in
Section 3.01 below).

      2.03 COMMON AREAS. In addition to the Premises, Tenant shall have the non-exclusive right to use in common with other tenants and/or occupants of the Building and the Project, subject to the Rules and Regulations referred to in
Section 18.09 hereof and all covenants, conditions and restrictions now or hereafter affecting or encumbering the Project, the following areas appurtenant to the Premises: the Building's common entrances, lobbies, rest rooms, elevators, stairways and accessways, loading and unloading areas, trash areas, parking areas and facilities, roadways, sidewalks, walkways, parkways, plazas, driveways and landscaped areas, and similar areas and facilities situated within the Building and the exterior areas of the Project (collectively, the "Common Areas"). Tenant acknowledges that Landlord shall have no obligation to construct or complete any additional buildings or improvements to the Common Areas. Tenant's right to utilize the Common Areas shall at all times be subject to Landlord's reserved rights therein as described in Section 18.08 hereof

                            ARTICLE III: IMPROVEMENTS

      3.01 TENANT IMPROVEMENTS. Upon execution of this Lease, Landlord shall forthwith proceed with the preparation of the Premises ("Landlord's Work") in accordance with and as shown on space plan, standard improvement specifications, and workletter (collectively, the "Tenant's Plan") annexed hereto and made a part hereof as Exhibit B. Landlord shall have the right to designate contractors and subcontractors to perform Landlord's Work. Landlord agrees to solicit and obtain a minimum of three (3) contractor bids for the performance of Landlord's Work, which bids shall be subject to Tenant's review. Tenant shall have the right to select one (1) contractor who may bid on the performance of Landlord's Work, which contractor shall be subject to Landlord's approval, provided, however, that Tenant's right to participate shall not

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delay construction of Landlord's Work. Unless otherwise stated in Tenant's Plan,
Landlord shall use Building standard materials in the performance of Landlord's Work. Landlord shall have the right to substitute comparable materials or finishes in the event any item set forth in Tenant's Plan is unavailable. Except as provided in Tenant's Plan, the Premises, its fixtures and finishes, shall be delivered and accepted in its "as is" condition. The Landlord's Work shall be made and performed by Landlord at Tenant's cost and expense and diligently pursued to completion. Landlord shall select and install window treatments in the Premises at Landlord's cost and expense. Landlord shall in no event be liable for any direct or indirect damages as a result of delays due to Force Majeure (as defined in Section 18.23 below) or other acts or omissions of Tenant (or anyone performing services on behalf of Tenant). Tenant shall be responsible for the installation of all telephone, computer, and data cabling in the Premises. The Premises shall be deemed ready for occupancy ("Ready for Occupancy") when the Landlord's Work has been completed or substantially completed by Landlord in accordance with Exhibit B and delivered, tendered or made available to Tenant. Landlord agrees to use reasonable commercial efforts to provide Tenant with one: (1) week prior advance notice of the date the Premises shall be Ready for Occupancy, provided, however, Landlord's failure to provide such prior notice shall not be deemed a breach by Landlord under the Lease. The Rent Commencement Date shall be the date upon which the Premises are deemed Ready for Occupancy. The term "substantially completed" as used in this Lease shall mean the date of issuance of a certificate of occupancy (temporary or permanent) for the Premises by the municipality in which the Premises are located, or if no certificate of occupancy is required, the date of substantial completion of the Landlord's Work as certified by Landlord's architect, which certification shall be conclusive and binding upon Landlord and Tenant. The Landlord's Work shall be deemed substantially completed notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of the Premises (items normally referred to as "punch list" items) remain to be performed. Landlord agrees to repair and correct "punch list" items within a reasonable time following receipt of written notice from Tenant.

      3.02 TENANT ALLOWANCE. Landlord agrees that it shall contribute the Tenant Allowance [as set forth in Section 1.01(q)] toward the cost and expense of Landlord's Work ("Tenant Allowance") under a finished ceiling, which cost and expense shall include, but not be limited to, all construction labor and materials, including demolition and removal of debris, and installation of partitioning doors, floor covering, architectural and engineering costs, space plan preparation and reproduction, including mechanical, electrical, plumbing, and structural drawings, procurement of permits and approvals, and construction management and inspection fees. Landlord, at Landlord's cost and expense, shall provide a finished ceiling to include 2x2 grid, 2x2 reveal edge acoustical tile, 2x4 T8 fluorescent deep cell parabolic fixtures, light switches, and HVAC distribution consistent with and in compliment to Tenant's Plan, the cost of which will not be applied to the Tenant Allowance. The cost of relocation of sprinkler heads required by Tenant's Plan will be applied to the Tenant Allowance. Tenant shall have the right to review, upon request, invoices for the performance of Landlord's Work, however, Tenant shall have no right to disapprove such invoices or delay the payment thereof. To the extent the cost of Landlord's Work exceeds the Tenant Allowance, such excess cost shall be paid by Tenant to Landlord upon Landlord's demand. If Tenant shall fail to pay such excess cost within ten (10) days of demand from Landlord therefor, such failure shall be an Event of Default (as defined in Section 14.01 below) under this Lease. To the extent that Landlord's Work shall be less than the

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Tenant's Allowance, Landlord shall not be required to contribute or pay such differential to Tenant, nor shall such differential be available to Tenant as a credit against any obligations of Tenant under this Lease. It is expressly understood and agreed that all improvements installed within the Premises in accordance with Landlord's Work shall, upon completion and installation, be deemed the property of Landlord, including any fixtures or equipment (except for trade fixtures and equipment, moveable office partitions, furniture or other personal property) for which Landlord has provided allowances to Tenant in connection with the performance of Landlord's Work. In addition, Landlord may, upon notice to Tenant, relinquish its rights to the improvements installed pursuant to Landlord's Work and compel Tenant to remove same prior to expiration of the Lease Term.

                                ARTICLE IV: TERM

      4.01 TERM. The Term shall commence on the Rent Commencement Date set forth in Section 1.01(k), or, in the event the Rent Commencement Date is not the first day of a calendar month, the Term shall commence on the first day of the next succeeding month following the Rent Commencement Date (the "Term Commencement Date"). The Term shall expire at 11:59 P.M. on the Expiration Date set forth in Section 1.01(l), unless sooner terminated as hereinafter provided.

                                 ARTICLE V: RENT

      5.01  BASE RENT. The Base Rent shall be in the amount(s) set forth in
Section 1.01(n) hereof. One-twelfth (1/12th) of the annual Base Rent shall be paid in advance on the first day of each and every month during the Term commencing as of the Rent Commencement Date, without notice, demand or setoff. If the Rent Commencement Date is not the first day of a calendar month, Base Rent for the fraction of the month in which the Rent Commencement Date occurs shall be prorated based upon the actual number of days in such fractional month. Upon executing this Lease, Tenant shall pay the installment of Base Rent attributable to the first full calendar month of the Term for which a full monthly installment of Base Rent is payable hereunder. Anything herein contained to the contrary notwithstanding, is expressly understood and agreed that Tenant shall not be responsible to pay any installment of Base Rent applicable to the first two (2) full months of the Term, it being understood and agreed, however, that all of the terms and conditions of this Lease shall apply during said two
(2) month period, including Tenant's obligation for all additional rent and other charges set forth herein.

      5.02 ADDITIONAL RENT. In addition to Base Rent, Tenant shall pay to Landlord all sums of money or other charges required to be paid by Tenant under this Lease, including but not limited to charges required to be paid by Tenant under this Lease for Operating Expenses, Real Property Taxes, (both as defined in Article VI hereof) (all such sums being herein deemed "Additional Rent", which term excludes Base Rent), and whether or not same are designated "Additional Rent" and whether or not same are payable to Landlord or any other entity. Any Additional Rent provided for in this Lease shall become due with each monthly installment of Base Rent unless otherwise provided.

      5.03 MANNER OF PAYMENT. Rent payable under this Lease shall be paid in lawful money of the United States of America without prior notice or demand therefor and without any

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deduction, defense, counterclaim, setoff or abatement whatsoever. Rent shall be paid to Landlord at the office of the Manager set forth in Section 1.01(b) hereof or at such other place as Landlord may direct in writing. The term "Rent" as used in this Lease shall refer collectively to "Base Rent" and "Additional Rent".

      5.04 LATE PAYMENT AND INTEREST. If any payment of Rent or any other charge payable by Tenant hereunder is not paid promptly when due, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of the amount of such delinquent payment in addition to the delinquent payment, regardless of whether or not a notice of default has been given by Landlord. In addition, Tenant shall pay interest on such late payment and late charge from and after the expiration of ten (10) days following the original due date of the late payment at an interest rate (the "Interest Rate") equal to the lesser of (a) the prevailing prime rate as published by Chase Manhattan Bank, N.A., at its New York office (or a successor bank selected by Landlord upon written notice to Tenant), plus three (3) percentage points, or (b) the maximum rate permitted by applicable law, until such amounts, are paid. Landlord and Tenant recognize that the damages which Landlord will suffer as a result of Tenant's failure to timely pay Rent or other amounts due to Landlord are difficult or impracticable to ascertain, and agree that said interest and late charge constitute a reasonable estimate of the damages which Landlord will suffer in the event of Tenant's late payment. This Section 5.04 shall not relieve Tenant from payment of Rent or other amounts due to Landlord at the times and in thee manners herein specified. Acceptance by Landlord of any such interest and late charge shall not constitute a waiver of Tenant's default with respect to said overdue amount, nor prevent Landlord from exercising any other rights or remedies available to Landlord.

                     ARTICLE VI: ADDITIONAL RENT AND CHARGES

      6.01 TENANT'S OBLIGATION FOR PERSONAL PROPERTY TAXES. In addition to amounts due from Tenant in accordance with Section 6.02 below, Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and/or upon the Premises by Tenant or at Tenant's direction or request. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, and if Landlord pays the taxes based upon such increased assessment, Tenant shall, upon demand, repay to Landlord the taxes so levied or the portion of such taxes resulting from such increase in the assessment.

      6.02  TENANT'S SHARE OF OPERATING EXPENSES.

            (a) ESTIMATED EXPENSES. Tenant shall pay to Landlord, as Additional Rent, the following (the "Escalation Amounts"):

                  (i) REAL PROPERTY TAXES. The amount by which Tenant's Share of Real Property Taxes (as defined below) paid by Landlord during each calendar year or portion thereof during the Term (except for the Tax Base Year) exceeds the Tax Base (as .defined in Section 1.01(u)) (or in the event of a portion of a calendar year, the fraction of the Tax Base that is equivalent to the portion of the calendar year in question);

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                  (ii)  OPERATING EXPENSES. The amount by which Tenant's Share of Operating Expenses (as defined below) paid by Landlord during each calendar year or portion thereof during the Term (except for the Operating Expense Base
Year) exceeds the Operating Expense Base (as defined in Section 1.01(s)) (or in the event of a portion of a calendar year, the fraction of the Operating Expense Base that is equivalent to the portion of the calendar year in question);

      Each calendar year of the Term, except for the Tax Base Year, Operating Expense Base Year, and Utility Base Year, as applicable, Landlord shall deliver to Tenant an estimate of the annual Escalation Amounts payable by Tenant pursuant to this provision, and Tenant shall pay to Landlord on the first of each month in advance, one-twelfth (1/12th) of Landlord's estimated amount. At the end of each year there shall be an adjustment made to account for any difference between the actual and the estimated Escalation Amounts for such calendar year. If Tenant has overpaid the Escalation Amounts owing pursuant to this provision, and provided Tenant is not in default hereunder, Landlord shall refund such overpayment to Tenant; provided, however, that Landlord. shall have the right, in its sole discretion, to credit such overpayment to unpaid Rent payable by Tenant under this Lease, whether or not same is then due. Notwithstanding anything to the contrary contained in this Lease, if Tenant's Share of Real Property Taxes or Operating Expenses daring any calendar year during the Term of this Lease is less than the Tax Base or Operating Expense Base, as applicable, for such item, such shortfall shall not be applied to reduce the amounts payable by Tenant for Tenant's Share of such other items. If Tenant has underpaid the Escalation Amounts owing pursuant to this provision, Tenant shall pay the total amount of such deficiency to Landlord as Additional Rent with the next payment of Rent due under this Lease following written notice of said deficiency from Landlord to Tenant. Any Escalation Amounts attributable to the Term of this Lease which would not otherwise be due until after the date of the expiration or earlier termination of this Lease, shall, if the exact amount is uncertain at the time this Lease expires or terminates, be paid by Tenant to Landlord upon such expiration or termination in an amount to be reasonably determined by Landlord, with an adjustment to be made once the exact amount is known. Such obligation shall survive the expiration or earlier termination of this Lease.

      Tenant shall be provided, following the end of each calendar year during the Term of this Lease, with a statement showing in reasonable detail the separate charges for Real Property Taxes and Operating Expenses for the such calendar year for which such charges were due (the "Operating Statement"). Tenant shall have the right, at its sole cost and expense, to audit Landlord's records upon which such Operating Statement is based, provided Tenant's first pays all sums due as shown on the Operating Statement. However, Tenant may only conduct an audit (i) upon reasonable notice to Landlord so as to allow Landlord sufficient time to compile its records and make them available to Tenant, (ii) not more than sixty (60) days after Tenant receives the Operating Statement for the subject year, and (iii) not more than once during any Lease Year. Any audit and subsequent adjustment in payment shall be deemed to be conclusive settlement of the dispute. If Tenant does not notify Landlord of a dispute within sixty
(60) days of receipt of such Operating Statement, Tenant shall be deemed to have accepted Landlord's calculations as conclusive.

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            (b)   DEFINED TERMS.

                  (i) REAL PROPERTY TAXES. For purposes of this Lease, "Real Property Taxes" shall consist of all real estate taxes, and all other taxes relating to the Building or the Project, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees and other governmental charges including but not limited to, charges for traffic facilities and improvements, water service studies, and improvements or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purpose, which are assessed, levied, confirmed, imposed or become a lien upon the Building or the Project or become payable during the Term (or which become payable after the expiration or earlier termination of this Lease and are attributable in whole or in part to any period during the Term), together with all costs and expenses incurred by Landlord in good faith in contesting, resisting, or appealing any such taxes, rates, duties, levies or assessments, including, without limitation, reasonable legal fees. "Real Property Taxes" shall exclude any franchise, estate, inheritance or succession transfer tax of Landlord, or any federal or state income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, that if at any time during the Term there is levied or assessed against Landlord a federal, state or local tax or excise tax on rent, or any other tax however described on account of rent or gross receipts or any portion thereof, Tenant shall pay as Additional Rent one hundred percent (100%) of any said tax or excise applicable to Rent collected from Tenant. If at any time during the Term, the method or scope of taxation shall be altered, modified, or repealed, so as to cause the method or scope of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy, tax, assessment, or other imposition of any kind or nature upon, against, or with respect to the Building or the Project or the rents payable by Tenant or on the income derived from the Building or the Project, or with respect to Landlord's ownership interest in the Building or the Project, then such capital levy, tax, assessment, or imposition shall be included within the definition of "Real Property Taxes".

                  (ii) OPERATING EXPENSES. For purposes of this Lease, "Operating Expenses" shall consist of the total (without duplication) of all actual expenses and costs of ownership, administration, operation, management, maintenance and repair of the Project (other than Real Property Taxes), including, without limitation: (1) premiums for insurance maintained by Landlord pursuant to this Lease or otherwise for the benefit of the Project; (2) wages, salaries and related expenses of all on-site and off-site employees-engaged in operation, management, maintenance and security, including without limitation, payroll taxes and similar government charges with respect thereto, insurance, retirement, fringe benefits and uniform allowances payable to employees; (3) all supplies, materials and equipment (including rentals) used in such operation, management, maintenance and repair (4) all maintenance, security and service costs; (5) all janitorial costs, including refuse removal and window cleaning;
(6) costs incurred in the management of the Project (including supplies), together with a fee for the management of the Project and the rental cost of an on-site management office; (7) consultant, legal and accounting expenses, including the cost of audits by certified public accountants; (8) costs of operating and maintaining elevator(s) (if any); (9) all maintenance, repair and replacement costs relating to the Project, including sidewalks, landscaping, snow removal, signs (other than tenant signs), service areas, mechanical rooms, parking and plaza areas, Project exterior, driveways, including any

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assessments against the Project pursuant to any covenants, conditions or restrictions, reciprocal easement agreements, tenancy in common agreements or similar restrictions or agreements; (10) painting, decorating and furbishing of the Project and repairing, restriping and resurfacing the parking facilities and parking areas of the Project; (11) roof system maintenance and repairs; (12) amortization of capital improvements to the extent such capital improvements are installed or used to reduce the costs of other items included in Operating Expenses (whether or not such costs in respect of the same are in fact reduced) or to the extent such improvements are required by laws, rules, ordinances or regulations; (13) any personal property taxes levied on or attributable to personal property used in connection with the operation, management, maintenance and/or repair of the Project; (14) the cost of permits, certificates and licenses required in connection with the Project or any portion thereof or any areas used in connection therewith (except building permits and other development permits), and any other costs levied, assessed or imposed by or at the direction of, or resulting from statutes or regulations or interpretations thereof promulgated by any federal or governmental authority in connection with the use or occupancy of the Project; and (15) water and sewer costs and charges, and the charges and costs of electricity for the operation of the heating, ventilating, and air conditioning systems serving the Project, excluding the Premises, and including the Common Areas of the Project; and (16) any other expenses of any kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Project.

      Operating Expenses shall be reduced by the following: (a) to the extent actually received by Landlord, the net proceeds (after deduction of all costs of recovery thereof, including insurance deductible and reasonable legal fees) of insurance and damages paid by third parties and which are not applied to reconstruction or required to be paid to Landlord's mortgagee; (b) specific costs incurred for the account of, separately billed to, and paid by specific tenants; (c) repairs or replacements to the extent that the cost of the same is recovered by Landlord pursuant to original construction warranties; (d) interest on debt or capital retirement of debt; and (e) Landlord's cost of tenant leasehold improvements, leasing commissions and reasonable legal fees arising from lease disputes.

                  (iii) TENANT'S SHARE. For purposes of this Lease "Tenant's Share" means the percentage set forth in Section 1.01(o). Tenant's Share is not meant, nor shall Tenant's Share be construed, to be a representation by Landlord as to the rentable or usable square footage of the Premises.

            (c) ADJUSTMENT FOR OCCUPANCY. Notwithstanding any provision herein to the contrary, in the event the Project is less than ninety-five percent (95%) occupied during all or any portion of any calendar year of the Term, an adjustment shall be made in computing Taxes and Operating Expenses for such year so that the same shall be computed for such year as though the Project had been ninety-five percent (95%) occupied during such year.

                       ARTICLE VII: SERVICES AND UTILITIES

      7.01  LANDLORD'S SERVICES.

            (a) BASIC SERVICES. Landlord shall furnish: (1) heat and air conditioning for the Building Common Areas between 8 A.M. and 6 P.M. Monday through Friday and between

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8 A.M. and 1 P.M. Saturday ("Business Hours"), excluding Holidays (as defined and set forth in Exhibit "G" attached hereto and made a part hereof), and the electricity to power same; (ii) 24 hours, 7 days per week access and elevator service, including at least one weekend elevator, (iii) rest room supplies; (iv) cleaning services as set forth in the Building Janitorial Specifications, annexed hereto as Exhibit C, on weekdays, excluding Holidays and weekends; (v) snow removal; and (vi) such other services as Landlord may elect to provide from time to time. Landlord shall have the right to modify the terms and/or frequency of the services provided, so long as Landlord gives at least five (5) days notice of any changes, and such changes do not materially diminish the services described herein.

            (b) INTERRUPTION OF SERVICES. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated or suspended by reason of, (i) the interruption or curtailment of the use of the Premises as a result of the installation of any equipment in connection with the Premises or the Building; (ii) any failure to furnish or delay in furnishing any services required to be provided by Landlord;
(iii) the limitation, curtailment, rationing or restriction of the use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises, the Building or the Project; (iv) any defects to, or damage from, heating, ventilating or air conditioning systems, or components of the foregoing, which are installed, repaired or modified by Tenant in or serving the Premises; (v) damage caused by water leakage, sewage, steam, gas, odors or plumbing overflows; or (vi) any circumstance beyond Landlord's control. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of such services so as to minimize any interference with the use of the Building by the tenants thereof (including Tenant).

            (c) LIGHT BULBS. Replacement bulbs for lighting fixtures shall be provided and installed by Landlord at Tenant's expense.

      7.02 TENANT'S PAYMENT OF ELECTRICITY CHARGES. Landlord shall install an electric meter to measure the electricity actually consumed by Tenant at the Premises for lighting, heat, ventilation, and air conditioning, and other uses. Tenant shall pay the charges for its electrical usage based on such metering directly to the utility company providing the electricity. In addition Tenant shall continue to pay, as Additional Rent, in the manner set forth in Section 6.02(a)(ii), Tenant's Share of the charges incurred by Landlord during the Term of the Lease for all electricity consumed at the Project by Common Areas.

                             ARTICLE VIII: INSURANCE

      8.01 PUBLIC LIABILITY. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term and any other period of occupancy of the Premises by Tenant a policy or policies of commercial general liability insurance insuring Tenant's activities with respect to the Premises, the Building, the Common Areas and the Project, against loss, damage, or liability for personal injury or death of any person, or loss or damage to property occurring in, upon or about the Premises in an amount of not less than One Million Dollars ($1,000,000) combined single limit or such larger amounts as may hereafter be reasonably requested by Landlord. The policy shall (a) insure the hazards of the Premises and Tenant's operations thereon, (b) include independent contractor and contractual liability coverage (covering the indemnity contained in Section 8.09 hereof), (c) name Landlord, Landlord's property management firm for the Project and any mortgagees designated by Landlord as an additional insured; (d) contain a cross-liability provision; and (e) contain a provision that the insurance provided Landlord hereunder shall be primary and non-contributing. In addition, Tenant shall, at its sole cost and expense, keep and maintain in full force and effect during the Term a Four Million Dollar ($4,000,000.00) umbrella policy on terms reasonably acceptable to Landlord.

      8.02 TENANT'S PROPERTY AND OTHER INSURANCE. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term and any other period of occupancy of the Premises by Tenant, a policy or policies of standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("all-risk") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense, and which is located in the Building, including, without limitation, furniture, fittings, installations, fixtures (other than the Tenant Improvements installed by Landlord), and any other personal property, in an amount not less than one hundred percent (100%) of the full replacement cost thereof. This insurance policy shall also insure direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or the Building, together with workers' compensation coverage as required by state law.

      8.03 ADDITIONAL INSURANCE. Tenant shall carry such insurance against such other hazards and in such amounts as may be customarily carried by tenants of similar properties as Landlord may reasonably require for its protection from time to time.

      8.04 FORM OF INSURANCE/CERTIFICATES. All policies required to be carried by Tenant hereunder shall be written in form and content satisfactory to Landlord and shall be issued by insurance companies approved by Landlord which are licensed in the state in which the Project is located and holding a general policy holder's rating of "A" and a financial size rating of "X" or better, as set forth in the most current issue of Best's Insurance Guide, and shall provide that the policy is not subject to invalidation as to Landlord's interest by reason of any act or omission of Tenant, its officers, agents, employees, invitees, licensees, servants, subtenants, concessionaires or contractors ("Tenant's Agents"). Tenant shall furnish to Landlord, prior to Tenant's entry on the Premises and thereafter within thirty (30) days prior to the expiration of each such policy, a certificate of insurance (or renewal thereof) issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto. Said certificates shall expressly provide that such policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days prior written notice to Landlord and any designated mortgagee. Tenant may carry the insurance required hereunder under a blanket policy, provided such blanket policy allocates to the Premises coverage in amounts satisfactory to Landlord, and further provided that all other requirements for insurance set forth in this Article VIII are met by such blanket policy.

      8.05 TENANT'S FAILURE. If Tenant fails to maintain any insurance required in this. Lease, Tenant shall be liable for any loss or cost resulting from said failure. This Section shall not be deemed to be a waiver of any of Landlord's rights and remedies under any other section of this Lease. If Landlord obtains any insurance which it is the responsibility of Tenant to obtain under this
Article VIII, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance, and Tenant shall promptly reimburse said amount to Landlord upon demand, together with interest thereon at the Interest Rate from the date of demand until payment in full.

      8.06 WAIVER OF SUBROGATION. Landlord and Tenant each hereby release the other, its officers, directors, employees and agents, from liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property covered by valid and collectible fire insurance with standard extended coverage endorsement, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. However, this release shall apply only if the releasor's insurance policy contains a clause or endorsement providing that any such release shall not adversely affect or impair such policy or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agree that any fire and extended coverage insurance policies carried by each of them respectively and covering the Premises or their contents will include such clauses or endorsements as long as the same shall be obtainable without extra cost, or, if extra cost shall be charged therefor, so long as the other party pays such extra cost upon advice to the other of the amount of the extra cost.

      8.07 TENANT'S PROPERTY AND FIXTURES. Tenant assumes the risk of damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant or as to which Tenant retains the right of removal from the Premises.

      8.08 INDEMNIFICATION OF LANDLORD. In amplification of Article XVII and not in limitation thereof, Tenant shall indemnify, defend and hold harmless Landlord, Landlord's agents, contractors and employees, the Premises, the Building and the Project from and against (i) any and all liability, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments arising from any injury to any person or persons (including death) or any damage to any property as a result of the use, maintenance, occupation or operation of the Premises, the Building or the Project by Tenant or Tenant's Agents or resulting from any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or any of Tenant's Agents, and (ii) all reasonable legal fees, expert fees or other professional fees and court charges incurred in connection with any of such matters and the defense of any action arising out of the same or in discharging the Premises, the Building or the Project, or any part thereof, from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of Tenant or any of Tenant's Agents; provided, however, that Tenant shall not be required to indemnify Landlord for any damage or injury of any kind arising as a result of the gross negligence or willful misconduct of Landlord. In no event shall Landlord nor any partner, director, officer, agent or employee of Landlord be liable for damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any persons claiming through or under Tenant; nor shall Landlord or any partner, director, officer, employee or agent of Landlord be liable for (i) any damage to property entrusted to employees or security officers of the Building or the Project, (ii) loss or damage to any property by theft, (iii) any injury or damage to persons or property, resulting from fire, explosion, electricity, water or rain which may leak from any part of the Building, the Common Areas or the Project or from the pipes, appliances or plumbing work therein or from the root, street or subsurface or from any other place or resulting from dampness or any other cause, or (iv) any interference with light or other incorporeal hereditaments.

      8.09 NOTIFICATION FROM TENANT. Tenant shall give prompt notice to Landlord in case Tenant is or becomes aware of fire or accidents in the Premises, the Building, the Common Areas or any other portion of the Project or of any defects therein.

                       ARTICLE IX: REPAIRS AND MAINTENANCE

      9.01  TENANT REPAIRS AND MAINTENANCE. Except as otherwise set forth in
Section 9.02 below, Tenant shall, at Tenant's sole cost and expense, keep and maintain the entire Premises, including without limitation, all interior walls, doors, ceilings, fixtures, drapes, lights (including emergency lighting fixtures in the Premises), ballasts, and floor coverings thereof in good repair and in a clean and safe condition. Tenant shall also comply with and observe the requirements of all laws and regulations of any applicable public authority and the requirements of all insurance policies relating to the Premises.

      9.02 LANDLORD REPAIRS AND MAINTENANCE. Subject to reimbursement pursuant to Section 6.02 hereof, Landlord shall, except as otherwise set forth in this Lease, maintain in good condition and repair the Common Areas and the structural and exterior portions of the Project, and the plumbing, heating, ventilating, air conditioning, elevator and electrical systems installed or furnished by Landlord. Landlord shall invoke the benefits of all system and Building warranties. In the event any of such maintenance and repairs are (i) necessitated by or attributable in part or in whole to the act, neglect or omission of Tenant, or Tenant's Agents, or (ii) required to any equipment that might be considered a part of the Project plumbing, heating, ventilating, air conditioning, elevator and/or electrical systems, but which was installed by or on behalf or at the request of Tenant (with or without Landlord's consent thereto), then in any of said foregoing events Tenant shall pay to Landlord, as Additional Rent, the cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Except as set forth in Article XII hereof, there shall be no abatement of Rent due to, and Landlord shall have no liability by reason of any injury to or interference with Tenant's business arising from, the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Except as may otherwise be expressly set forth herein, Tenant affirms that Landlord shall not be obligated to undertake any remodeling, improvement, painting or decorating at any time during the Term or any renewal or extension thereof. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

      9.03 NON-LIABILITY OF LANDLORD. Notwithstanding anything to the contrary contained in Section 9.02 above or elsewhere in this Lease, Landlord shall not be, in default hereunder nor be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated or suspended by reason of, (a) the interruption or curtailment of the use of the Premises as a result of the performance of Landlord's obligations under this Article or the installation of any equipment in connection with the Premises or the Project or Building or (b) any other condition described in Section 7.01(c) which may occur during the performance of Landlord's obligations hereunder. Landlord shall use reasonable efforts to perform its required obligations under this Lease so as to minimize any interference with the use of the Project or Building by the tenants thereof (including Tenant).

      9.04 INSPECTION OF PREMISES. Upon reasonable prior notice to Tenant, Landlord may enter the Premises to complete construction undertaken by Landlord on the Premises or the Building, to inspect, clean, improve or repair the same, to inspect the performance by Tenant of the terms and conditions hereof, to show the Premises to prospective purchasers, tenants and lenders, and for all other purposes as Landlord shall reasonably deem necessary or appropriate. Landlord agrees to use reasonable commercial efforts to minimize any interference with Tenant's use and occupancy of the Premises. Tenant hereby waives any claim for damages or any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon or about the Premises, except as otherwise provided in
Article XII hereof

             ARTICLE X: FIXTURES, PERSONAL PROPERTY AND ALTERATIONS

      10.01 FIXTURES AND PERSONAL PROPERTY. Tenant, at Tenant's expense, may install any necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without damage to the structure of or systems and/or equipment serving the Building. Notwithstanding the foregoing, Tenant shall not install any vending machines or ice machines in the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld provided such machines are for Tenant's use only. Said trade fixtures, equipment and furniture shall remain Tenant's property and shall be removed by Tenant upon the expiration or earlier termination of this Lease. Landlord reserves the right to approve or disapprove installation of curtains, draperies, shades, paint or other interior improvements on wholly aesthetic grounds; same must be approved in writing by Landlord prior to installation, which approval shall not be unreasonably withheld, or Landlord may remove or replace such items at Tenant's sole expense. As a covenant which shall survive the expiration or earlier termination of this Lease, Tenant shall repair, at Tenant's sole expense, all damage caused by the installation or removal of said trade fixtures, equipment, furniture or aesthetic improvements and shall restore the affected areas to a condition reasonably compatible with the remainder of the Premises as determined by Landlord. If Tenant fails to remove the foregoing items prior to or upon the expiration or earlier termination of this Lease, Landlord, at its option and without any liability whatsoever to Tenant for loss thereof or damage thereto, may keep and use same or remove any or all of them and cause them to be stored or sold in accordance with applicable law, and Tenant shall, upon demand of Landlord, pay to Landlord as Additional Rent hereunder all costs and expenses incurred by Landlord in so storing and/or selling said items.

      10.02 ALTERATIONS. Excepting Landlord's Work, Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises ("Alterations"), either at the inception of this Lease or subsequently during the Term, without obtaining the prior written consent of Landlord. No Alterations shall be permitted to the outside dimensions of the Premises or the Building, existing bearing walls and columns, exterior walls, roof, structural ceiling or foundations, nor shall Tenant install any electrical equipment that would overload the lines in the Premises or interfere with the electrical usage of other tenants, unless approved in writing by Landlord. Tenant shall deliver to Landlord full and complete plans and specifications of all requested Alterations, and, any subsequent modifications or additions to such plans and specifications, prior to undertaking same, and as-built plans when completed, and no proposed work shall be commenced or continued by Tenant until Landlord has given its written approval thereof. By approving any request for Alterations submitted by Tenant, Landlord does not (i) expressly or implicitly covenant or warrant that any plans or specifications are accurate, safe or sufficient or that the same comply with any applicable laws, ordinances, building codes, or the like, or (ii) consent to the imposition of any lien on the Premises or the Building for any work performed or materials delivered in connection with any such Alterations. Tenant shall be solely responsible for compliance with applicable laws, ordinances, building codes, and/or the like, and for obtaining all necessary permits and governmental approvals and for construction of said improvements in compliance with same. Further, Tenant shall indemnify, defend and hold harmless Landlord and the Premises from any loss, cost or expense, including legal fees, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from such Alterations.

      All Alterations shall become the property of Landlord, unless Landlord directs that such Alterations be removed by Tenant at the expiration or earlier termination of this Lease. In such case, Tenant, at Tenant's sole expense, shall remove the Alterations and repair all damage resulting from such removal and shall restore the affected areas to a condition reasonably compatible with the remainder of the Premises as reasonably determined by Landlord, or, at Landlord's option, shall pay to Landlord all reasonable and necessary costs arising from such removal and restoration.

      All Alterations, and all removal of same, shall be done in a good and workmanlike manner in compliance with all applicable laws, ordinances, building codes, regulations and orders of any federal, state, county, municipal or other public authority and of the insurers of the Building. If required by Landlord, Tenant shall secure at Tenant's own cost and expense a completion and lien indemnity bond satisfactory to Landlord for said work. Tenant shall reimburse Landlord for Landlord's reasonable charges including any professional fees, incurred by Landlord and a review fee of fifteen percent (15%) of the cost of construction of such Alterations for expenses incurred by Landlord or Landlord's designated property management firm for the Project, in reviewing and approving or disapproving plans and specifications for any Alterations proposed by Tenant and/or coordinating and overseeing the construction of such Alterations. Landlord shall be entitled to approve and/or designate the contractors/subcontractors to be used to construct Alterations. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's agents, contractors and employees from and against any liability or damages, and will take all measures necessary to eliminate any negative impact on the operation of the Building, resulting from any non-union contractor or subcontractor being used for the Alterations. Tenant shall require that any contractors used by Tenant comply with all requirements for insurance set forth in Article VIII and carry a comprehensive liability insurance policy naming Landlord and any mortgagee designated by Landlord as additional insureds, covering bodily injury in such amounts as set forth in Section 8.01. Tenant shall provide proof of such insurance prior to commencement of any work on the Premises.

      10.03 LIENS. Tenant shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant or at request of Landlord on behalf of Tenant, and shall keep the Premises, the Building and the Project free and clear of all mechanic's and materialman's liens in connection therewith. Landlord shall have the right, and shall be given ten (10) business days written notice by Tenant prior to commencement of the work, to post or keep posted on Premises, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration, or repair of the Premises by Tenant. If any such lien is filed, Tenant shall cause same to be discharged of record (by bond or otherwise) within ten (10) days. If said lien is not timely discharged Landlord may, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien and Tenant shall pay to Landlord on demand any such amounts expended by Landlord, together with interest thereon at the Interest Rate from the date of demand until paid in full.

                    ARTICLE XI: USE AND COMPLIANCE WITH LAWS

      11.01 SIGNS. Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering, or direction on any part of the outside of the Premises, the Building or Project or visible from the outside of the Premises, the Building or the Project or in any lobby corridor, hallway, entrance or other public part of the Building or the Project; however, Landlord shall prescribe a uniform pattern for tenant identification signs to be placed on the outside of the main door leading into the Premises, at Tenant's expense. Tenant shall be entitled to representation in the interior building directory or similar listing of all of the tenants in the Building. Landlord shall have the right at any time and from time to time to remove any sign in order to paint or make repairs, alterations or improvements to the Premises, the Building or the Common Areas, and to charge Tenant for the cost incurred by Landlord to remove Tenant's sign at the termination or earlier expiration of this Lease.

      11.02 USE. Tenant shall only use the Premises for general office purposes and for no other use without the prior written consent of Landlord, which use shall include a kitchenette and electric stove for use by Tenant and its employees only. Tenant, in Tenant's use and occupancy of the Premises, shall not subject or permit the Premises, the Building and/or the Project to be used in any manner which would tend to damage any portion thereof, or which would increase the cost of any insurance paid by Landlord with respect thereto. Tenant shall not do or permit anything to be done in or about the Premises, the Building, the Common Areas and/or the Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, the Common Areas and/or Project, or use or allow the Premises or any portion of the Project to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit a nuisance in, on or about the Premises, Building, the Common Areas and/or the Project. Tenant shall comply with all restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, the Building, the Common Areas and/or the Project. Landlord reserves the right to prescribe the weight and position of any files, safes or heavy equipment which Tenant desires to place in the Premises so as to properly distribute the weight thereof. Further, Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise. Tenant shall be responsible for all structural engineering, fees and costs required to determine structural load.

      11.03 COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS. Tenant shall, at Tenant's sole costs and expense, (a) comply with all "Legal Requirements" and "Insurance Requirements," (as such terms are hereinafter defined) applicable to the Premises and use thereof (b) maintain and comply with all permits, licenses and other authorizations required by any government authority or agency or quasi-government authority or agency for Tenant's use of the Premises and for the proper operation, maintenance and repair of the Premises, and (c) promptly and accurately respond in writing to all reasonable inquiries (including without limitation requests for documents) of Landlord pertaining to Legal Requirements, Insurance Requirements or related matters. For purposes herein, "Insurance Requirements" means all terms of any insurance policy maintained by Landlord or Tenant with respect to the Premises and all requirements of the National Board of Fire Underwriters (or any other body exerting similar functions) applicable to or affecting all or any part of the Premises. "Legal Requirements" means all statutes, codes, ordinances, orders regulations or directives of any government authority or agency or quasi-government authority or agency, which now or at any time hereafter may be applicable to Tenant or to the Premises, or any part thereof; or any means of access thereto, including, without limitation any laws pertaining to the regulation of the Americans with Disabilities Act, the environment and Hazardous Materials (as hereafter defined).

      11.04 LANDLORD'S INSPECTION AND TESTING.

            (a) TENANT'S NONCOMPLIANCE. Landlord and any employee, representative, agent or contractor of Landlord may enter the Premises at any time and from time to time during normal business hours for purposes of inspecting same, and conducting tests thereupon, as Landlord deems reasonably necessary to determine whether Tenant is in compliance with all applicable Legal Requirements and Insurance Requirements (as such terms are defined above), but Landlord shall not be obligated to do so. In the event Landlord has determined that Tenant is in noncompliance, Landlord shall notify Tenant of such fact, setting forth in such notice the basis for Landlord's determination, and Tenant shall promptly remedy the noncompliance. If Tenant fails to promptly remedy the noncompliance, Landlord shall have the right, but not the obligation, to take such actions as it deems advisable to remedy the noncompliance and all costs and expenses incurred thereby, including without limitation legal fees and consultant fees, shall be deemed to be Additional Rent payable by Tenant upon demand, together with interest thereon at the Interest Rate from the date of demand until paid in full.

            (b) NOTICE TO TENANT; COSTS. Unless an emergency exists, as determined by Landlord in its reasonable discretion, Landlord agrees to notify Tenant at least one (1) business day prior to the date Landlord desires to conduct such investigation and testing at the Premises, and agrees to conduct same in a commercially reasonable manner so as to minimize the disruption to Tenant's operations. The costs of such investigation and tests shall be included in Operating Expenses; provided, however, that if it is determined that Tenant is not in compliance with this Lease, said costs and expenses shall be deemed Additional Rent payable by Tenant upon demand, together with interest thereon at the Interest Rate from the date of demand until paid in full.

      11.05 HAZARDOUS MATERIALS.

            (a) TENANT'S COMPLIANCE. In amplification of Tenant's obligations under Section 11.03 above and not in limitation thereof, Tenant further agrees to conduct its business operations at the Premises in compliance with all applicable environmental laws, orders, regulations and ordinances now existing or hereafter enacted, and to perform any act or obligation, at Tenant's sole cost and expense, arising from or in connection with such compliance, to the extent such compliance is required due to the nature of Tenant's business or due to Tenant's specific use and/or occupancy of, or any act or omission of Tenant in or about, the Premises. Tenant shall not cause or permit any Hazardous Materials (as defined herein below) to be generated, disposed of, or brought upon, kept or used in or about the Premises, the Building and/or the Project by Tenant, its agents, employees, contractors, licensees or invitees, except such incidental quantities of Hazardous Materials as are commonly used in offices (such as copier fluid, typewriter correction fluids and ordinary cleaning solvents), provided that such incidental quantities are at all times used, kept and stored in a manner that complies with all Legal Requirements now or hereafter pertaining to any such Hazardous Materials. As used herein, "Hazardous Materials" means any toxic or hazardous waste, pollutant or substance, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as hazardous substances or toxic substances or similarly defined in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601, et seq.; the Resource Conservation Recovery Act, 42 U.S.C. Section 6901, et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; and the Clean Air Act, 42 U.S.C. Section 7401, et seq.; together with all regulations to the foregoing, and any hazardous or toxic substance or pollutant now or hereafter regulated under any federal, state or local environmental law, regulation or ordinance, including those yet to be enacted, as all of such laws and regulations may be amended from time to time.

            (b) ENVIRONMENTAL LIENS. Tenant shall promptly notify Landlord of any liens of which Tenant becomes aware, threatened or attached against the Premises, the Building or the Project pursuant to any environmental law, rule, regulation or ordinance. Tenant further agrees, at its sole cost and expense, to promptly discharge and remove any such lien arising from the violation by Tenant of any environmental law, rule, regulation or ordinance, within thirty (30) days from the date Tenant first receives notice of such lien or in such shorter period off time in the event that the holder of such lien has commenced steps to cause the Premises, the Building or the Project to be sold pursuant to such lien, in which event Tenant shall also immediately pay the claim and remove the lien from the Premises, the Building and/or the Project. If Tenant fails to do so within said period, Landlord shall be entitled to exercise all of its available rights and remedies.

            (c) INDEMNIFICATION. If Tenant breaches the covenants and obligations set forth in this Section 11.05, or, if the presence of Hazardous Materials on, in or about the Premises, the Building or the Project caused by Tenant, its agents, employees, contractors, licensees or invitees results in contamination of all or any portion of the Project or any other property, whether or not adjacent thereto, or if contamination by Hazardous Materials otherwise occurs for which Tenant is legally liable for damage resulting therefrom, then Tenant shall indemnify, defend and hold free and harmless Landlord from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, sums paid in private rights of action or in settlement of claims reasonable and necessary legal fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification by Tenant of Landlord shall include, without limitation, any and all reasonable and necessary costs incurred with respect to any investigation of site conditions and any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Materials in, on or about the Premises, the Building, the Project, or the soil or groundwater on or under the Project.

            (d) LANDLORD'S RIGHT TO CURE. In the event Tenant fails to comply with any provision of this Section 11.05, Landlord may, at its option but without obligation, and without notice to Tenant, perform any and all of Tenant's required obligations and otherwise cure such default as it deems appropriate in its sole and absolute discretion. All costs and fees incurred by Landlord in the exercise of such right, including without limitation consultant fees and legal fees, shall be deemed Additional Rent payable by Tenant upon demand, together with interest thereon at the Interest Rate from the date of demand until paid in full.

            (e) ISRA. Tenant shall, at Tenant's own expense, comply with the Industrial Site Recovery Act ("ISRA") (N.J.S.A. 13: K-6 et seq.) to the extent applicable to Tenant's use and occupancy of the Premises, and any and all amendments thereto and the regulations and orders promulgated thereunder. In connection with such compliance, Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection (the "NJDEP"). Should the Bureau or any other division of the NJDEP determine that a clean-up plan be prepared and that a clean-up be undertaken because of any spills or discharges of Hazardous Materials or wastes in or about the Building or Project which occurred during the Term of this Lease as a result of Tenant's actions or negligence, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant's obligations under this Section 11.05 (e) shall arise if there is any closing, terminating or transferring of operations of an industrial establishment utilizing the Premises during the term of this Lease. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord necessary for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend and save Landlord harmless from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the Bureau or any other division of NJDEP. Tenant represents that its Standard Industrial Classification number is as set forth in Section 1.01(v). Tenant shall not be obligated for compliance with ISRA to the extent ISRA is triggered as a result of the acts of Landlord or any other tenant, in the Building.

            (f) SURVIVAL. The provisions of this Section 11.05 shall survive the termination or earlier expiration of this Lease. Without limiting the foregoing, the indemnities, environmental representations and covenants, and the obligations imposed by this Section 11.05 on Tenant shall survive the scheduled expiration or earlier termination of this Lease, and, in addition to performance of the obligations required hereby, Tenant shall continue to pay Rent, even though this Lease has terminated, until Tenant has completed the performance of all of its obligations under this Section 11.05, at the holdover rate described in Section 18.05 below. The parties hereto expressly acknowledge and agree that Landlord would not enter into this Lease but for the provisions of this Section
11.05 and the survival thereof.

                       ARTICLE XII: DAMAGE AND DESTRUCTION

      12.01 RECONSTRUCTION. If the Premises are damaged or destroyed during the Term, Landlord shall, except as hereinafter provided, diligently repair or rebuild them to substantially the condition in which they existed immediately prior to such damage or destruction as reasonably determined by Landlord. If Landlord is obligated or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration of only those portions of the Building and the Premises which were initially provided at Landlord's expense, and the repair and/or restoration of items within the Premises not provided at Landlord's expense, including but not limited to Tenant's furniture, fixtures, and equipment, shall be the obligation of Tenant. If any damage or destruction is caused by Tenant or Tenant's Agents, then Tenant shall be responsible for the cost of all necessary repair and reconstruction.

      12.02 RENT ABATEMENT. Rent due and payable hereunder shall be abated proportionately during any period in which, by reason of any damage or destruction, the Premises are unfit for occupancy by Tenant or rendered inaccessible, as reasonably determined by Landlord. Such abatement shall continue for the period commencing with such damage or destruction and ending with a substantial completion (as defined in Section 3.01) by Landlord of the work of repair or reconstruction which Landlord is obligated or undertakes to perform. Landlord agrees to use reasonable commercial efforts to provide Tenant with one (1) week prior advance notice of the completion date, however, Landlord's failure to provide such prior notice shall not be deemed a breach by Landlord under the Lease. If Landlord determines that the Premises are unfit for occupancy or inaccessible pending reconstruction, and if Landlord does not elect to or is unable to provide alternative temporary space, then Rent due and payable hereunder shall abate until reconstruction is substantially completed or until the Tenant resumes occupancy of the Premises, whichever is the earlier. Notwithstanding anything to the contrary contained in this Section 12.02, however, there shall be no abatement of Rent to the extent any of such damage is a result of the negligence or intentional wrongdoing of Tenant or Tenant's Agents. In no case shall Tenant be entitled to any compensation or damages for loss in the use in the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. For purposes herein, the term "substantially completed," or any variation thereof, shall have the same meaning as set forth in Section 3.01 hereof

      12.03 EXCESSIVE DAMAGE OR DESTRUCTION. If the Building is or the Premises are damaged or destroyed to the extent that Landlord determines that such damage or destruction cannot, with reasonable diligence, be fully repaired or restored by Landlord by the earlier of (i) one hundred eighty (180) days after the date of the damage or destruction or (ii) the expiration of the Term hereof (either, as applicable, the "Repair Date"), Landlord may terminate this Lease. Notwithstanding the fact that the Premises have been damaged or destroyed, Landlord shall reasonably determine whether the Building can be fully repaired or restored by the Repair Date, and Landlord's reasonable determination shall be binding upon Tenant. Landlord shall notify Tenant of its determination, in writing, within forty-five (45) days after the date of the damage or destruction. If Landlord determines that the Building can be fully repaired or restored by the Repair Date, or if it is determined that such repair or restoration cannot be made by the Repair Date but Landlord does not elect to terminate, then this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible. If Landlord is delayed from repairing and/or restoring the damage to the Premises within two hundred seventy (270) days after the occurrence of such damage or destruction (subject to extension for Force Majeure, as described in Section 18.23 below), Landlord or Tenant may at any time thereafter (but prior to the substantial completion of said repair and/or restoration by Landlord) terminate this Lease by ten (10) days prior written notice to the other, whereupon

Landlord and Tenant shall (except as otherwise expressly provided in this Lease) be released from any further obligations under this Lease.

      12.04 UNINSURED CASUALTY. Notwithstanding anything contained in this Lease to the contrary, in the event, of damage to or destruction of all or any portion of the Premises or the Building for which Landlord is responsible, which damage or destruction is not fully covered by the insurance proceeds received by Landlord under the insurance policies required under Article VIII herein above, Landlord may terminate this Lease by written notice to Tenant given within ninety (90) days after the date of notice to Landlord that said damage or destruction is not so covered. If Landlord does not elect to terminate this Lease (and does not terminate this Lease pursuant to any other Section of this Article XII), the Lease shall remain in full force and effect and the Premises and/or the Building shall be repaired and rebuilt in accordance with the provisions for repair set forth in this Article XII.

      12.05 WAIVER. With respect to any destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article XII, Tenant hereby waives all rights to terminate this Lease pursuant to right, otherwise presently or hereafter accorded by law to tenants, except as expressly provided herein.

      12.06 MORTGAGEE'S RIGHT. Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Building and/or the Project requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within sixty
(60) days after such requirement is made upon Landlord. Upon any termination of this Lease under the provisions hereof, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except for items which are theretofore accrued and are then unpaid and for obligations which survive termination of this Lease.

      12.07 DAMAGE NEAR END OF TERM. Notwithstanding anything to the contrary contained in this Article XII, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article XII occurs during the last two (2) years, of the Term of this Lease or any extension thereof, and in such event, and upon Landlord's determination not to repair, reconstruct, or restore the Premises, Landlord shall have the option to terminate this Lease in the manner set forth in Section 12.03 above.

                          ARTICLE XIII: EMINENT DOMAIN

      13.01 EMINENT DOMAIN. In case the whole of the Premises, or such part thereof as, in the reasonable determination of Landlord, shall substantially interfere with Tenant's use and occupation thereof, or such portion of the Building or Project as, in the reasonable determination of Landlord, shall substantially interfere with Landlord's ability to perform its obligations under this Lease, shall be taken for any public or quasi-public purpose by any lawful, power or authority by exercise of the right of appropriation, condemnation or eminent domain, or be sold in lieu of or to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. In the case of a taking of a portion of the Promises, in the event the amount of property or the type of estate taken shall not, in the reasonable determination of Landlord, substantially interfere with the conduct of Tenant's business, Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking (less the portion thereof lost in such condemnation), and the Base Rent and Tenant's Share shall be proportionately reduced by the portion of Premises which Tenant shall have been deprived of on account of said taking, effective as of the date possession is required to be surrendered to the condemning authority. In the event, however, that such taking is for temporary use only, this Lease shall continue in full force and effect, and Tenant shall continue to comply with all of the provisions hereof, except as such compliance shall be rendered impossible or impracticable by reason of such temporary taking. Rent shall abate during the course of a temporary taking of the Premises or a portion thereof to the extent and for the period of time that the Premises or portion thereof so taken shall have been rendered untenantable.

      13.02 DISPOSITION OF AWARDS. All awards to be paid in connection with any exercise of eminent domain shall belong to Landlord without any participation by Tenant. Tenant hereby assigns to Landlord any share of any award which may be granted to Tenant. Notwithstanding the foregoing, Tenant may apply separately to the condemning authority for any compensation which may be separately awarded to Tenant by law, such as moving expenses, provided that such compensation does not form any part of or diminish Landlord's award.

      13.03 MORTGAGEE'S RIGHT. Notwithstanding anything herein to the contrary, if the holder of any indebtedness secured by a mortgage or deed of trust covering the Building and/or the Project requires that condemnation proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen
(15) days after such requirement is made upon Landlord. Upon any termination of this Lease under the provisions hereof the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except for items which are theretofore accrued and are then unpaid and for obligations which survive termination of this Lease.

                              ARTICLE XIV: DEFAULT

      14.01 EVENTS OF DEFAULT. In addition to Events of Defaults specified in other sections of this Lease, the occurrence of any of the following events shall constitute an "Event of Default" on the part of Tenant with or without notice from Landlord: (a) Tenant shall fail to pay Rent on its due date or fail to make any other payment when required pursuant to this Lease; (b) Tenant shall abandon or vacate any substantial portion of the Premises, whether or not Tenant is in default of the Rent payments due under this Lease; (c) Tenant shall file a petition or be adjudged a debtor or bankrupt or insolvent under the United States Bankruptcy Code, as amended, or any similar law or statute of the United States or any State, or if a petition under any of such laws shall be filed involuntarily against Tenant and such petition is not dismissed within ninety
(90) days after Tenant receives notice of same; (d) a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; (e) Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (f) except as otherwise provided in subsections (a) through (e) above or otherwise expressly provided in other Sections of this Lease, Tenant shall fail to comply with any term, provision or covenant of this Lease and such failure is not cured within fifteen (15) days after written notice thereof to Tenant (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to an unlawful detainer or similar action or claim).

      14.02 REMEDIES.

            (a) ACCELERATION AND DAMAGES. Upon the occurrence of any Event of Default set forth in this Lease, and in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In addition to any other remedies Landlord may have, Landlord may recover from Tenant: (i) any unpaid Rent which had accrued, plus (ii) unpaid Rent for the unexpired balance of the Term and any exercised renewal option, plus (iii) any other amount necessary to compensate Landlord for all the damage proximately caused by Tenants failure to perform Tenant's obligations under this Lease or which in the ordinary course of events would be likely to result therefrom, less (iv) the net proceeds of any refitting after deducting all costs incurred by Landlord in connection with such refitting including without limitation costs of cleaning, altering or refitting the Premises, advertising, broker fees, and legal fees for preparation and negotiation of replacement leases ("Relet Charges"). All of such unpaid Rent and other amounts shall be immediately due and payable by Tenant to Landlord. Rent which accrued, and Rent which would have accrued for the unexpired balance of the Term and any exercised renewal option, shall accrue interest at the Interest Rate until paid in full.

            (b) SUMMARY DISPOSSESS. Landlord may regain possession of the Premises (but Landlord shall have no obligation to do so) through summary dispossess proceedings or through any other lawful means.

            (c) REMOVAL OF CONTENTS BY LANDLORD. Upon the occurrence of any Event of Default, Landlord also shall have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere, or disposed in any way Landlord deems fit (not in contravention of applicable law), at the cost of and for thee account of Tenant, without service of notice or resort to legal process (all of which Tenant expressly waives), and Landlord shall have no liability whatsoever to Tenant therefor, including without limitation liability for trespass or conversion. No re-entry or taking possession of the Premises by Landlord pursuant to this
Section 14.02(c) shall be construed as an acceptance of a surrender of the Premises or an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction, and Tenant's liability under this Lease shall continue until the date the Term and any exercised renewal option would have expired had such termination not occurred.

            (d) OPTION TO RELET. In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof on such terms and conditions as Landlord as its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. In the event Landlord re-lets the Premises, Tenant shall remain responsible for the difference in Rent received by Landlord on account of such reletting and the Rent which would have been paid by Tenant hereunder during the Term of this Lease and any exercised renewal option plus all reasonable and necessary Relet Charges incurred by Landlord. Landlord shall be entitled to all surplus earned on such reletting without accounting to Tenant therefor.

      In the event that Landlord shall elect to so relet, then rents received by Landlord from such reletting shall be applied: first, to the payment of any Relet Charges; second, to the payment of any, indebtedness other than Rent due hereunder from Tenant to Landlord; third, to the payment of Rent due and unpaid hereunder, and the residual, if any, shall be held by Landlord and applied to payment of future Rent as the same shall become due and payable hereunder. Should that portion of such rents received from such reletting during the month which is applied to the payment of Rent be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay any such deficiency to Landlord immediately upon demand therefor by Landlord and such amount shall accrue interest at the interest Rate from the date of demand until paid in full. Landlord shall have the right to bring suit for collection of Rent on a monthly basis without prejudice to Landlord's right to enforce collection of Rent for any subsequent month.

      Notwithstanding any provision hereof to the contrary, Landlord shall have no obligation or duty to relet or attempt to relet the Premises if other unoccupied space exists and is available for lease at the Building. Landlord may give priority to lease any or all available space in the Building before offering the Premises for relet.

            (e) WAIVER OF REDEMPTION. Tenant hereby waives, to the extent legally permissible, for itself and all persons claiming by, through or under it, any right of redemption or for restoration of this Lease under any present or future law in the event Tenant shall be dispossessed for any cause or in case Landlord shall obtain possession of the Premises as herein provided.

            (f)   INTENTIONALLY OMITTED.

            (g) CUMULATIVE REMEDIES. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which maybe provided by law or equity, whether or not stated in this Lease. Landlord shall, be entitled to injunctive relief in case of the violation or attempted or threatened violation of any covenant or provision of this Lease or to a decree compelling performance of any covenant or provision of this Lease.

            (h) NO WAIVER. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default or if such default persists or is repeated unless such waiver is in writing and signed by Landlord, and no written waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by

Tenant. Tenant shall be responsible for all legal fees incurred by Landlord in enforcing its rights hereunder.

                      ARTICLE XV: ASSIGNMENT AND SUBLETTING

      15.01 PROHIBITION. Tenant shall not assign, mortgage, pledge or otherwise transfer or encumber this Lease, in whole or in part, nor sublet, assign or permit occupancy of all or any part of the Premises by any party other than Tenant, without the prior written consent of Landlord in each instance. Tenant shall, at the time Tenant requests the consent of Landlord, deliver to Landlord such information in writing as Landlord may reasonably require respecting the proposed assignee or subtenant including, without limitation, the name, address, nature of business, ownership, financial responsibility and standing of such proposed assignee or subtenant; and Landlord shall have not less than twenty
(20) business days after receipt of all required information to elect one of the following: (a) consent to such proposed assignment, encumbrance or sublease; (b) refuse such consent, which refusal shall be in Landlord's sole discretion; or
(c) elect to terminate this Lease or, in the case of a partial sublease, terminate this Lease as to the portion of the Premises proposed to be sublet. As a condition for Landlord's consent to any assignment, encumbrance or release, Landlord may require that the assignee or subtenant remit directly to Landlord on a monthly basis all monies due to Tenant by said assignee or subtenant. In addition, a condition to Landlord's consent to any assignment, sublease or encumbrance of this Lease shall be the delivery to Landlord of a true copy of the fully executed instrument of assignment, transfer or encumbrance and an agreement executed by the assignee, subtenant or other transferee, in form and substance reasonable satisfactory to Landlord and expressly enforceable by Landlord, whereby the assignee, subtenant or transferee assumes and agrees to be bound by the terms and provisions of this Lease and perform all the obligations of Tenant hereunder, including, without limitation, the environmental warranties and covenants set forth in Article XI. In the event that Landlord shall elect to exercise its right to terminate this Lease upon a proposed assignment, subletting or other encumbrance of this Lease by Tenant, Tenant shall have the right, within ten (10) days following receipt-of written notice of Landlord's election to terminate, to elect to withdraw its request for Landlord's consent to such proposed assignment, subletting or other encumbrance, in which event Landlord's termination notice shall be null and void and this Lease shall remain in full force and effect. If Landlord does not elect to so terminate this Lease with respect to a proposed assignment or subletting, then Landlord shall not unreasonably withhold its consent to a proposed assignment or subletting provided that, in addition to all other requirements of this Article XV being satisfied:

                  (i) The proposed subtenant or assignee is not already a tenant in the Building;

                  (ii) The stated or advertised rent that Tenant proposes to charge the proposed subtenant or assignee is not less than Tenant's Base Rent;

                  (iii) The subtenant or assignee is not a party with whom Landlord has had discussions within nine (9) months prior to the date of the proposed sublease or assignment concerning the possibility of such party leasing space in the Building;

                  (iv) The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

                  (v) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Premises is, in Landlord's reasonable judgment, in keeping with the standards of the Building; and

                  (vi) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Premises shall be borne by Tenant.

      No assignment or subletting by Tenant (even if such assignment or subletting is consented to by Landlord) shall relieve Tenant of any obligation under this Lease. Any purported assignment or subletting contrary to the provisions hereof without Landlord's consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Tenant shall reimburse Landlord for reasonable legal and other expenses and administrative costs incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting upon demand with interest thereon at the Interest Rate from the date of demand until paid in full.

      15.02 EXCESS RENTAL. If, in connection with any assignment or sublease, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion, Tenant shall pay to Landlord, as Additional Rent hereunder, one hundred percent (100%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

      15.03 SCOPE. The prohibition against assigning or subletting contained in this Article XV shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord shall have the right to immediately terminate this Lease or Landlord may elect to collect Rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and retain any excess Rent so collected in accordance with the terms of Section 15.02, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting, regardless of whether consented to by Landlord, shall affect in any way the continuing primary liability of Tenant (which, following any assignment or subletting, shall be joint and several with the assignee or subtenant), and Tenant shall not be released from performing any. of the terms, covenants and conditions of this Lease.

      15.04 EFFECT OF ASSIGNMENT. Unless otherwise agreed to in writing by Landlord, any renewal option or expansion option or similar right granted to Tenant in this Lease shall be personal to the original Tenant named in Section 1.01(c) hereof and void upon any assignment or subletting or, with respect to a partial subletting, void as to the portion of the Premises sublet.

      15.05 WAIVER. Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or subtenant or failure of Landlord to take action against any assignee or subtenant, Tenant hereby waives notice of any default of any assignee or subtenant and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or subtenant, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or subtenant.

      15.06 CHANGE IN CONTROL.

            (a) If Tenant is a non-reporting or closely held company, a change in the. control of such company shall be deemed for the purposes hereof to be an assignment of this Lease. If Tenant is a partnership, a withdrawal or change, in one or more transfers, of partners owning more than a fifty percent (50%) interest in the partnership, shall constitute an assignment Any such assignments shall be subject to the provisions of this Article XV. Notwithstanding the foregoing or anything contained in Section 15.03 above, Tenant shall not be required to obtain the consent of Landlord, as described in Section 15.01 hereof (but all other provisions of Section 15.01 not specifically relating to the obtaining of Landlord's consent shall apply) to an assignment or subletting to a "Related Party." A "Related Party" shall be a legal entity which controls Tenant, which Tenant controls, or which is controlled by the same entity which controls Tenant. "Control" shall mean the ownership of at least a fifty-one percent (51%) equity interest. Tenant shall, however, notify Landlord in writing of an assignment or subletting to a "Related Party" at least thirty (30) days prior to the effective date of such assignment or subletting.

            (b) Tenant may, without Landlord's prior consent, but upon written notice to Landlord, assign this Lease and the leasehold estate hereby created to a successor corporation of Tenant (as hereinafter defined). A "successor corporation", as used in this subsection (b), shall mean (x) a corporation or other business entity into which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations or other business entities participating in such merger or consolidation are assumed by the corporation or other business entity surviving such merger or consolidation, or
(y) a corporation or other business entity acquiring all or substantially all of the assets or outstanding shares of stock of Tenant, its corporate successors or assigns, including the leasehold estate created by this Lease, and assuming the obligations of Tenant under this Lease, or (z) any corporate successor or other business entity successor to a successor corporation becoming such by either of the methods described in subdivisions (x) and (y) above; provided that (1) such merger or consolidation, or such acquisition and assumption, as the case maybe, is not principally for the purpose of transferring the leasehold estate created hereby, and (2) immediately after giving effect to any such merger or consolidation, or such acquisition and assumption, as the case may be, the successor corporation surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities as the case may be, shall have a net worth, as determined in accordance with generally accepted accounting principles consistently applied, equal to or greater than the net worth of Tenant immediately preceding such merger, consolidation or, acquisition.

           ARTICLE XVI: OFFSET STATEMENT, ATTORNMENT AND SUBORDINATION

      16.01 OFFSET STATEMENT. Within ten (10) days after request therefor by Landlord, or if, in connection with any sale, assignment or hypothecation by Landlord of Landlord's interest in the Premises, the Building and/or the Project, or any part thereof, an offset statement or estoppel certificate shall be required from Tenant, Tenant shall complete, execute and deliver a certificate in the form attached hereto as Exhibit F or in such other form as requested by Landlord to any proposed mortgagee or purchaser, and to Landlord, certifying (if such be the case) (i) that this Lease is in full force and effect without modification; (ii) the date of Tenant's most recent payment of Rent,
(iii) the amount of the Security Deposit; (iv) that Tenant has no defenses or offsets outstanding, or stating those claimed by Tenant; and (v) any other information contained in such Exhibit E or reasonably requested by Landlord or such proposed mortgagee or purchaser. Tenant's failure to deliver said statement within said period shall, at Landlord's option, be an Event of Default hereunder and shall in any event be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord;
(ii) there are no uncured defaults in Landlord's performance and Tenant has no right to offset, counterclaim or deduction against Rent hereunder; (iii) no more than one month's Base Rent has been paid in advance; and (iv) the Security Deposit is as stated in the Lease.

      16.02 ATTORNMENT. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust encumbering the Premises, the Building or the Project, or any part thereof, made by Landlord, its successors or assigns, or in the event of termination of a ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure or to the lessor of such terminated ground lease and recognize such purchaser or ground lease lessor as landlord under this Lease.

      16.03 SUBORDINATION. The rights of Tenant hereunder are and shall be, at the election of Landlord or any mortgagee or the beneficiary of a deed of trust encumbering the Premises, the Building or the Project, subject and subordinate to the lien of such mortgage or deed of trust, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises, the Building or the Project, and to all advances made or hereafter to be made upon the security thereof. At the election of Landlord or any such mortgagee or beneficiary, this clause shall be self-operative and no further instrument shall be required. In the event of subordination of this Lease, such subordination shall be conditioned upon the agreement of the mortgagee that in the event of foreclosure or the assertion of any other rights under the mortgage, this Lease and Tenant's rights shall continue in effect and shall not be terminated or disturbed so long as Tenant continues to perform and no Event of Default exists. If requested, Tenant agrees to execute whatever documentation may be required to further effect the provisions of this Article XVI.

      16.04 MORTGAGEE'S RIGHTS. If Landlord shall notify Tenant that the Premises, the Building or the Project are encumbered by a mortgage or deed of trust, and in such notice set forth the name and address of the mortgagee or beneficiary/trustee under such deed of trust, then, notwithstanding anything in this Lease to the contrary, no notice intended for Landlord shall be deemed properly given unless a copy thereof is simultaneously sent to such designee in the manner provided in Section 18.01 hereof. If any mortgagee or trustee/beneficiary shall perform

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

any obligation that Landlord is required to perform hereunder, such performance, insofar as Tenant is concerned, shall be deemed performance on behalf of Landlord and shall be accepted by Tenant as if performed by Landlord. Tenant further agrees that it shall not exercise any right against Landlord without affording such mortgagee or trustee/beneficiary a reasonable opportunity to cure any default of Landlord but that such mortgagee or trustee/beneficiary is not obligated to undertake any action on Landlord's behalf

      16.05 RECORDING. Tenant covenants and agrees with Landlord that Tenant shall not record this Lease. Notwithstanding the provisions of Section 16.03, in the event that Landlord or its lender requires this Lease to be recorded in priority to any mortgage, deed of trust or other encumbrance which may now or at anytime hereafter affect in whole or in part the Premises, the Building, or the Project, and whether or not any such mortgage, deed of trust or other encumbrance shall affect only the Premises, Building, or the Project, or shall be a blanket mortgage, deed of trust or encumbrance affecting other premises as well, Tenant covenants and agrees with Landlord that Tenant shall execute promptly upon request from Landlord any certificate, priority agreement or other instrument which may from time to time be requested to give effect thereto; and Tenant hereby irrevocably appoints Landlord as its agent and attorney-in-fact with full power and authority to execute and deliver such instruments for and in the name of Tenant.

      16.06 RELEASE OF LANDLORD. Whenever Landlord conveys its interest in the Premises, the Building or the Project to a purchaser thereof or successor in title, the party so conveying its interest shall be automatically released from the further performance of covenants on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising out of this Lease from and after the effective date of said conveyance, it being the intent of the parties hereto that the term "Landlord" as used in this Lease shall mean only the then-current owner of the Premises. This Section 16.06 shall be applicable to each owner from time to time, and shall not be limited to the first owner of the Premises, the Building or the Project. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect the provisions of this Section. Failure to comply with such request shall, at Landlord's option, constitute an Event of Default hereunder.

                   ARTICLE XVII: INDEMNIFICATION AND LIABILITY

      17.01 INDEMNIFICATION.

            (a) INDEMNIFIED CLAIMS. In addition to Tenant's promises of indemnification provided elsewhere in this Lease, Tenant hereby indemnifies and agrees to defend and hold harmless Landlord, its officers, employees and agents, and any mortgagee or beneficiary/trustee under a deed of trust, from and against any and all claims, suits, proceedings, actions, causes of action, responsibility, liabilities, payments, demands and expenses (including reasonable and necessary legal fees, expert fees, and other professional fees) in connection with or arising from: (i) Tenant's possession, use, occupation, management, repair, maintenance or control of the Premises, the Building or the Project, or any portion thereof; (ii) any act, omission, negligence or willful misconduct of Tenant and/or Tenant's Agents; (iii) any default, breach, violation or nonperformance of this Lease or any provision therein by Tenant; and (iv) injury or damages to

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

person(s) or property or loss of life sustained in or about the Premises. Tenant shall defend any actions, suits and proceedings which may be brought against Landlord, its officers, employees or agents, or any mortgagee or beneficiary/trustee under a deed of trust, with respect to the foregoing or in which they may be impleaded, using legal counsel acceptable to Landlord, and shall pay, satisfy and discharge any judgments, orders and decrees which may be recovered against same. However, this indemnification shall not apply to any liability caused by or resulting from the gross negligence or willful misconduct of Landlord, its officers, agents or employees.

            (b) NOTICE OF CLAIMS. Landlord shall promptly notify Tenant of any claims for which Landlord seeks indemnification pursuant to this Section 17.01.

            (c) PARTIES COVERED. Any indemnification of Landlord under this Lease shall be deemed to extend to the entity named as Landlord in Section 1.01(a) hereof, and, in case landlord shall be a joint venture, partnership, tenancy-in-common, association, or other form of joint ownership, to the members of any such joint venture, partnership, tenancy-in-common, association or other form of joint ownership, and to all officers, directors, employees and agents, and to all who succeed to Landlord's interest.

      17.02 WAIVER AND RELEASE.

            (a) CLAIMS AGAINST LANDLORD. Tenant hereby waives and releases all claims against Landlord with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.

            (b) LANDLORD'S CONSENT OR APPROVAL. Tenant will not be entitled to make any claim, nor will Tenant make any claim, and Tenant waives any claim, for, money damages (nor will Tenant claim any money damages by way of setoff, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval with respect to any provision of this Lease providing for such consent or approval. Tenant's sole remedy will be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment. However, unless otherwise expressly provided in this Lease, Landlord's consent may be given or withheld in Landlord's sole discretion.

      17.03 LIABILITY OF LANDLORD.

            (a) LIABILITY TO TENANT. Neither Landlord nor any officer, agent or employee of Landlord nor any mortgagee or beneficiary/trustee under a deed of trust shall be liable to Tenant for any injury or damage to Tenant or to any other person, or damage to or loss (by theft or otherwise) of property of any other person unless caused by or due to the gross negligence or willful misconduct of Landlord, its officers, agents or employees without contributory negligence on the part of Tenant. This Lease and the obligation of Tenant to pay Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any

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

repairs, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment or fixtures, if Landlord is prevented or delayed from doing so by reasons of shortages of materials, acts of God, governmental restrictions, strike or labor troubles, or any cause beyond Landlord's reasonable control, including, but not limited to, government preemption in connection with a national emergency or by reason of any rule, order, or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

            (b) NO PERSONAL LIABILITY. Landlord (and, in case Landlord shall be a joint venture, partnership, tenancy-in-common, association or other form of joint ownership, the members of any such joint venture, partnership, tenancy-in-common, association or other form of joint ownership) shall have absolutely no personal liability with respect to any provision of this Lease, or any obligation or liability arising therefrom or in connection therewith. Tenant shall look solely to the equity of Landlord in the Projector to any insurance which Landlord is obligated to provide under the terms of this Lease for the satisfaction of any remedies of Tenant in the event of a breach by Landlord of any of its obligations hereunder. Such exculpation of liability shall be absolute and without any exception whatsoever.

            (c) TENANT'S PROPERTY. All property (whether real, personal or mixed) at any time located in or upon the Premises shall be at the risk of Tenant only, and Landlord shall not become liable for any damage to said property or to Tenant, or which maybe caused by water leakage, steam, sewerage, gas or odors or for any damage whatsoever done or occasioned by or from any boiler, plumbing, gas, water, steam or other pipes, or any fixtures or equipment or appurtenances whatsoever, or for any damage arising from any act or neglect or arising by reason of the use of, or any defect in the Premises or any of the fixtures, equipment or appurtenances therein contained, or by the act or neglect of any other person or caused in any other manner whatsoever, or occasioned by theft, act of God, riot, strike or other labor difficulty.

            (d) DELAYS. Except as otherwise expressly provided herein, this Lease and the obligations of Tenant hereunder shall be in no way affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease.

            (e) DEFINITION OF LANDLORD. The term "Landlord" as used in this Lease, so far as covenants, agreements, stipulations or obligations on the part of Landlord are concerned, is limited to mean and include only the owner or owners of the Project at the time in question, and in the event of any transfer or transfers of title to the Project, the Landlord herein named (and in the case of any subsequent transfers or conveyances the then grantor) shall automatically be freed and relieved from and after the date of such transfer or conveyance of all personal liability for the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

                          ARTICLE XVIII: MISCELLANEOUS

      18.01 NOTICES. All notices required to be given hereunder shall be in writing and delivered to the other party by (i) certified or registered mail, return receipt requested. and postage prepaid, (ii) personal delivery against signed receipt therefor by such carrier, or (iii) by

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

overnight delivery by recognized carrier, postage prepaid, against signed receipt therefor by such carrier, to the appropriate address indicated in
Section 1.01 hereof or at such other place or places as either Landlord or Tenant may, from time to time, respectively, designate in a written notice given to the other in accordance with this Section. Notices shall be deemed sufficiently served upon the earlier of actual receipt or the expiration of three (3) business days after the date of mailing thereof and one (1) business day after posting with a recognized overnight carrier.

      18.02 SUCCESSORS BOUND. This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective assignees, subject to the provisions hereof. Any successor or assignee of the Tenant who accepts an assignment or the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing herein contained shall be deemed in any manner to give a right of assignment to Tenant without the prior written consent of Landlord and other than in compliance with Article XV hereof.

      18.03 GUARANTOR OF TENANT. Any restriction on or requirement imposed upon Tenant hereunder shall be deemed to extend to any guarantor of Tenant, and to Tenant's subtenants, concessionaires and licensees, and it shall be Tenant's obligation to cause the foregoing persons to comply with such restriction or requirement.

      18.04 WAIVER. No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver, and said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

      18.05 SURRENDER OF PREMISES AND HOLDING OVER. Upon expiration or other termination of this Lease, Tenant shall immediately surrender possession of the Premises to Landlord in substantially the same condition existing as on the Commencement Date, reasonable wear and tear, damage by fire or other insured casualty excepted (provided that all insurance proceeds are assigned to Landlord), shall surrender to Landlord all keys for the Premises and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Should Tenant, or any of its successors in interest, hold over the Premises or any part thereof after the expiration or earlier termination of this Lease without Landlord's prior written consent, such holding over shall constitute and be construed as tenancy at sufferance only, at a monthly rent equal to two (2) times the Base Rent owed during the final, full calendar month of the Term of this Lease and otherwise upon the terms and conditions in this Lease, so far as applicable. Should Tenant, or any of its successors in interest, hold over the Premises or any part thereof after the expiration or earlier termination of this Lease with Landlord's prior written consent, such holding over shall constitute and be construed as a tenancy from month to month only, at a monthly rent equal to two (2) times the Base Rent owed during the final month of the Term of this Lease and otherwise upon the terms and conditions of this Lease, so far as applicable. The

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

acceptance by Landlord of Rent after such expiration or early termination shall not result in a renewal or extension of this Lease or be deemed Landlord's consent to any holding over. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises on the expiration of this Lease, Tenant shall indemnify, defend and hold harmless Landlord from and against all loss and liability, including without limitation, any damages suffered by Landlord due to Landlord's inability to make the Premises available for occupancy by another party or any claim made by any succeeding tenant, resulting from such failure to surrender by Tenant and any legal fees and costs incurred by Landlord with respect to any such claim.

      18.06 LANDLORD'S RIGHT TO PERFORM. Upon Tenant's failure to perform any obligation of Tenant hereunder, including without limitation payment of Tenant's insurance premiums, or charges to contractors who have supplied materials or labor to the Premises, Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties but shall have no obligation to do so. Tenant shall reimburse Landlord the cost of Landlord's performing any such obligation on Tenant's behalf, including reimbursement of any amounts that may by expended by Landlord for legal fees and consulting fees, together with interest at the Interest Rate from the date reimbursement is demanded until payment is received in full.

      18.07 SUBDIVISION AND EASEMENTS. Landlord reserves the right to (i) subdivide the Project or the land on which it is located, (ii) alter the boundaries of the Project or the land on which it is located, and (iii) grant easements on the Project or the land on which it is located, and dedicate for public use portions thereof; provided, however, that no such grant or dedication shall materially interfere with Tenant's use of the Premises or materially reduce the type or quality of services provided by Landlord under this Lease. Tenant hereby consents to such subdivision, boundary revision, and/or grant or dedication of easements and agrees from time to time, at Landlord's request, to execute, acknowledge and deliver to Landlord, in accordance with Landlord's instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant's consent thereto.

      18.08 LANDLORD'S RESERVED RIGHTS IN COMMON AREAS. Landlord reserves the right from time to time, provided that Tenant's use and enjoyment of the Premises or the type or quality of services provided by Landlord under this Lease is not substantially and adversely affected thereby, to: (a) install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduit, wires and appurtenant meters in the Premises which are so located or located elsewhere outside the premises; (b) make changes to the Common Areas and/or the parking facilities located thereon, including, without limitation, change in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (c) close temporarily all or any portion of the Common Areas and/or the Building in order to perform any of the foregoing or any of Landlord's obligations under this Lease, so long as reasonable access to the Premises remains available during normal business hours; and (d) alter, relocate or expand

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

and/or to add additional structure and improvements to, or remove same from, all or any portion of the Common Areas.

      18.09 RULES AND REGULATIONS. At all times during the Term, Tenant shall comply with Rules and Regulations for the Building and the Project, as set forth in Exhibit E attached hereto, together with such amendments and supplements thereto as Landlord may from time to time reasonably adopt and enforce in a non-discriminatory fashion.

      18.10 PARKING. Tenant shall be entitled to Tenant's Share of unreserved vehicle parking spaces as set forth in Section 1.01(w) hereof; provided that a portion of such spaces may be designated by Landlord as visitor parking for the tenants of the Building and/or the Project. Except as otherwise designated by Landlord, parking spaces shall be available for the common use of the tenants, subtenants and invitees of the Project on a non-exclusive basis, subject to any reasonable restrictions from time to time imposed by Landlord. Tenant shall not use or permit its officers, employees or invitees to use any spaces which have been specifically reserved by Landlord to other tenants or for such other uses as have been designated by appropriate governmental entities as being restricted to certain uses. Tenant shall at all times comply and cause its officers, employees and invitees to comply with any parking Rules and Regulations as Landlord may from time to time reasonably adopt.

      18.11 NO NUISANCE. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building or Project.

      18.12 RELOCATION. At any time and from time to time after Tenant's execution of this Lease, Landlord shall have the right, upon providing Tenant thirty (30) days notice in writing, to provide Tenant with reasonably similar space elsewhere in the Building of approximately the same size, condition and build out as the Premises and to move Tenant to said space. In the event that Landlord shall exercise such right subsequent to the actual occupancy of the Premises by Tenant, Landlord shall arrange for moving Tenant and shall pay the costs of moving Tenant to such new space and all other reasonable expenses related to such relocation. Following any such relocation, this Lease, and each and all of the terms and covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that a revised floor plan shall become part of this Lease and shall reflect the location of the new space. Tenant's Share and Base Rent shall be adjusted to reflect the size of the new premises, but such adjustment shall not increase the Base Rent by more than five percent (5.0%), regardless of the size of the substituted premises. Should Tenant refuse to move to such new space at the end of said thirty (30) day period, Landlord shall have the right, in addition to exercising any other remedies provided in this Lease, to terminate this Lease by notice given to Tenant in writing within ten (10) days following the end of said thirty (30) day period, which termination shall be effective sixty (60) days after the date of the original notice of relocation by Landlord. Tenant shall continue to pay Rent and perform all of its obligations hereunder until termination of this Lease.

      18.13 FINANCIAL STATEMENTS. Tenant agrees, at the request of Landlord, to furnish its current annual financial statements certified by its certified public accountants, and, if applicable,

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

such annual or quarterly reports as Tenant may file with the Securities and Exchange Commission or any other government agency.

      18.14 CORPORATE AUTHORITY. Tenant represents that the undersigned officer(s) or partner(s) have been duly authorized to enter into this Lease and that the execution and consummation of this Lease by Tenant does not and shall not violate any provision of any bylaws, certificate of incorporation, partnership or agreement, or other agreement, order, judgment, governmental regulation or any other obligations to which Tenant is a party or is subject.

      18.15 QUIET ENJOYMENT. Subject to the provisions of this Lease and conditioned upon the performance of all of the provisions to be performed by Tenant hereunder, Landlord shall not during the Term hereof disturb the quiet and peaceful possession of the Premises and all rights and privileges appertaining thereto by Tenant hereunder.

      18.16 WAIVER OF JURY TRIAL. Landlord and Tenant each agree to and they hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, and any claim or injury or damage and/or any statutory remedy.

      18.17 BROKER. Tenant warrants that it has had no discussions, negotiations and/or other dealings with any real estate broker or agent other than the broker(s) listed in Section 1.01(e) hereof ("Broker") in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is or may be entitled to any commission or finder's fee in connection with this Lease. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and reasonably necessary expenses (including without limitation, attorneys' fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant's discussion, negotiations and/or dealings with any real estate broker or agent other than Broker. This Section 18.17 is not intended to benefit any third parties and shall not be deemed to give any rights to brokers or finders. Landlord shall pay any commission(s) owing to Broker with respect to this Lease pursuant to a separate agreement or agreements.

      18.18 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

      18.19 CAPTIONS AND ARTICLE NUMBERS. The captions, article and section numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent or such sections or articles of this Lease nor in any way affect this Lease.

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

      18.20 SEVERABILITY. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      18.21 APPLICABLE LAW. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

      18.22 SUBMISSION OF LEASE. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. No act or omission of any officer, employee or agent of Landlord or Tenant shall alter, change, or modify any of the provisions hereof.

      18.23 TIME. Time is of the essence of every provision hereto. Notwithstanding the foregoing, Landlord shall not be liable for any delays caused by events beyond Landlord's reasonable control ("Force Majeure"), and any time limit provided herein for an action on Landlord's part shall be automatically extended for the amount of any delay attributable to Force Majeure. Force Majeure shall include all events beyond Landlord's reasonable control, including without limitation: acts of God; strikes, lock-outs, riot or civil commotion; act of war, fire or other casualty; requirements of governing authorities or inability to obtain necessary governmental permits and approvals.

      18.24 ENTIRE AGREEMENT. This Lease sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning: the Premises, the Building and the Project, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth. No subsequent alteration, amendment, change or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

      18.25 LANDLORD'S MANAGEMENT. Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option, be furnished from time to time, in whole or in part, by employees of Landlord or by Landlord's designated property management firm for the Project or by one or more third parties, and Landlord further reserves the right to require Tenant to enter into reasonable agreements with any such parties in form and content approved by Landlord for the furnishing of such services.

      18.26 EXHIBITS. The following Exhibits are attached to this Lease after the signatures and by reference hereto are incorporated herein:

                  Exhibit A - Depiction of Premises
                  Exhibit B - Tenant's Plan
                  Exhibit C - Building Janitorial Specifications
                  Exhibit D - Offset Statement and Estoppel Certificate

                  Exhibit E - Rules and Regulations
                  Exhibit F - Special Provisions
                  Exhibit G - Holidays
                  Exhibit H - Building Profile

      18.27 SECURITY DEPOSIT.

            (a)   (i)   Simultaneously with the execution of this Lease, Tenant
has deposited with Landlord a letter of credit (the "Letter of Credit") in the amount of TWO HUNDRED THOUSAND AND 00/100 ($200,000.00) DOLLARS as security for the full and punctual performance by Tenant of Tenant's covenants and obligations under this Lease.

                  (ii) The Letter of Credit shall be (i) unconditional and irrevocable, (ii) issued by a New York Clearing House Association member bank, or a bank with a corresponding relationship with such New York Clearing House Association member bank, (iii) payable at a bank designated by Landlord from time to time as the paying and corresponding bank, (iv) payable to Landlord solely upon presentation of a sight draft, (v) transferable by the beneficiary without additional charge, (vi) payable in multiple drafts, (vii) subject to subparagraph (c), for a period expiring no earlier than the Termination Date (the "L/C Expiration Date").

            (b) If Tenant defaults in the performance and observance of any of the material terms, covenants and conditions of this Lease (including without limitation, the payment of Base Rent, Additional Rent or any other sums due under this Lease, and further including the occurrence of any event specified in
Article XIV of this Lease) beyond the expiration of any applicable notice and grace period, Landlord may, at its option, draw upon the Letter of Credit in an amount equal to any sum as to which Tenant is in default in respect of any of the terms, covenants and conditions of this Lease, including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings of re-entry by Landlord. If Landlord draws upon the Letter of Credit, Tenant shall deposit with Landlord within five (5) business days thereafter a supplemental or a new letter of credit meeting the same requirements set forth in subparagraph (a) (ii), or cash in a like amount, such that the total of all undrawn letters of credit issued on behalf of Tenant and then held by Landlord pursuant to this Section 18.27 plus the amount of any cash deposited by Tenant (but excluding any cash proceeds of any Letter of Credit drawn by Landlord) shall not be less than the L/C Amount.

            (c)   (i)   Notwithstanding anything in subparagraph (a)(ii) to the
contrary, Tenant may deliver a Letter of Credit that expires prior to the L/C Expiration Date, provided that (i) such Letter of Credit shall be for a term of not less than one (1) year and expressly provides that the Letter of Credit shall automatically be renewed for successive one-year periods unless the issuer shall have provided the beneficiary with written notice of such non-renewal at least thirty (30) days prior to the then expiration date of the Letter of Credit and (ii) at least thirty (30) days prior to the expiration of said Letter of Credit, Tenant shall deliver to Landlord a supplemental or new letter of credit meeting the same requirements set forth in subparagraph (a) (ii) The failure of Tenant to timely deliver a new or supplemental letter of credit in accordance with the provisions of this Section 18.27 or Landlord's receipt of notice from the issuing bank that the Letter of Credit will not be renewed shall entitle Landlord to draw down the Letter of Credit and hold and apply such proceeds to Tenant on the terms and conditions of this Section

18.27. In the event of a drawdown pursuant to this subparagraph, Tenant shall thereafter have the right to substitute a Letter of Credit pursuant to all of the terms of this Section 18.27.

                  (ii)  All letters of credit held by Landlord pursuant to this
Section 18.27 in an aggregate amount equal to the L/C Amount shall collectively be deemed to be the Letter of Credit.

            (d)   (i)   If at the L/C Expiration Date, Landlord has not drawn
upon the Letter of Credit (unless Landlord shall have been prevented or restrained from doing so by the order of a court of competent jurisdiction), the Letter of Credit shall be returned to Tenant within ten (10) business days thereafter.

                  (ii) If the Letter of Credit shall be drawn down by Landlord, the proceeds of which shall not be used, applied or retained by Landlord pursuant to this Section 18.27, such unused proceeds shall be held by Landlord in a separate bank account and all interest accrued shall be paid to Tenant.

            (e) In the event of a sale of the Building, Landlord, with acknowledgment to Tenant, shall transfer the Letter of Credit and the unutilized proceeds of any draw down thereof to the transferee and, upon such written acceptance by transferee of such security deposit, and the written assumption by transferee of the obligations of Landlord under this Lease, Landlord shall thereupon be released by Tenant from all liability for the return of such security. Tenant shall look solely to the new landlord for the return of the security. The provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. If thirty (30) days prior to the date of such sale, Landlord shall be holding the Letter of Credit, Tenant shall, upon fifteen
(15) days prior written notice, deliver a substitute letter of credit meeting the same requirements set forth in subparagraph (a) (ii) and naming the new landlord as the new beneficiary thereof provided that Landlord simultaneously delivers to Tenant (or to the issuing bank) the Letter of Credit held by Landlord for cancellation. In the event Tenant shall fail to comply with its obligations to deliver a new letter of credit as set forth herein, Landlord may draw upon the Letter of Credit and transfer the proceeds thereof to the new landlord. In the event of a drawdown pursuant to this subparagraph, Tenant shall thereafter have the right to substitute a Letter of Credit pursuant to all of the terms of this Section 18.27.

            (f) Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit or any moneys drawn from such Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, Landlord may draw upon the Letter of Credit, in whole or in part, and use, apply or retain all or a portion of such money for the payment of any rent as to which Tenant is in default for periods prior to the institution of such proceedings and the balance, if any, shall be held by Landlord in accordance with subparagraph (a) (ii).

            (g) Upon the expiration of this Lease or the termination of this Lease under Article XII (Damage and Destruction) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Premises in the manner required by this Lease, Landlord shall return the Letter of Credit, or, if applicable, refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit.

            (h) Provided Tenant shall not then be in default, beyond any applicable grace and cure periods, under the terms and conditions of this Lease, on each of the second and third yearly anniversaries of the Commencement Date, Tenant shall be entitled to reduce the amount of the Letter of Credit to $100,000.00 and $50,000.00, respectively, by delivery of a substitute Letter of Credit in accordance with Section 18.27(a)(ii) above. Provided Tenant shall not then be in default, beyond any applicable grace and cure periods, under the terms and conditions of this Lease, on the fourth yearly anniversary of the Commencement Date, Landlord shall release and return the Letter of Credit to Tenant.

      IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above-written.

                                                "LANDLORD"

                                                485 PROPERTIES, LLC

                                                By: /s/ NICHOLAS E. STOLATIS
                                                    ----------------------------
                                                    NAME: NICHOLAS E. STOLATIS
                                                    ITS: ASSISTANT SECRETARY

                                                "TENANT"

                                                PINNACLE FOODS CORPORATION

                                                By: /s/ M. KELLEY MAGGS
                                                    ----------------------------
                                                    NAME: M. KELLEY MAGGS
                                                    ITS: SR. VICE PRESIDENT

                                    EXHIBIT A
                              DEPICTION OF PREMISES

                                   Suite #100

                           PINNACLES FOOD CORPORATION

                                    Center I
                                   First Floor
                                   Suite #100
                               15,443 usable s.f.
                              17,352 rentable s.f.

                                    EXHIBIT B

                                  TENANT'S PLAN

                       (Attach Space Plan and Workletter)

                                    EXHIBIT C

                             CLEANING SPECIFICATIONS

DAILY:

1. Empty and clean all waste receptacles. Remove waste from premises. Wash interior of waste cans when necessary. Liners furnished by Landlord and replaced as needed.

2. Dust and polish office furniture with treated cloths. Wipe down table tops and counters (exposed surfaces only).

3.    Spot clean woodwork and partition; including any glass partitions.

4.    Dry mop resilient floors with treated mops.

5.    Water fountains are to be wiped down.

6.    Telephones to be wiped down.

7.    Damp mop all hard composition floors.

8.    Vacuum carpeted areas, spot clean as necessary.

9.    Sweep and damp mop stairwells.

10.   Clean common area washrooms

      a. sweep, then wet mop floors with solution which incorporates a disinfectant and a deodorizer.

      b. wash and sanitize all fixtures in washrooms with antiseptic solution and scouring powder where necessary to remove stains.

      c.    clean all urinals and commodes with disinfectant.

      d.    wash both sides of commode with disinfectant.

      e. polish flushmaster, piping, commode hinges and other bright work including mirrors.

      f. wash down stalls from trim to floor with solution and treat with liquid finish as needed.

      g. fill and maintain mechanical operation of all towel, tissue and soap dispensers.

      h.    all bathroom mirrors are to be cleaned daily.

MONTHLY:

1.    Very high spots (i.e. paintings, bookshelves, etc.) are to be dusted.

2.    Window sills are to be cleaned.

3.    Vacuum clean all vents and air diffusers.

4.    Dust all surfaces not normally reached in nightly cleaning.

5.    All bathroom floors will be stripped and cleaned.

SEMI-ANNUALLY:

1.    Strip and wax tile floors.

2.    Dust blinds.

                                    EXHIBIT D

                    OFFSET STATEMENT AND ESTOPPEL CERTIFICATE

________________________
________________________
________________________
________________________

      Re:   Lease dated _________________________________________ ("Lease") by and between 485 PROPERTIES, LLC ("Landlord") and
            ____________________ ("Tenant")

Sir/Madam:

      Reference is made to the above-described Lease in which the undersigned is Tenant. We understand that you are accepting an assignment of Landlord's rights under the Lease as __________________, and we hereby, as a material inducement for you to consummate the transaction, represent that:

      1. A true and correct copy of the Lease is attached hereto as Schedule "A" and incorporated herein by reference thereto. There are no modifications, amendments, supplements, arrangements, side letters or understandings, oral or written, of any sort, modifying, amending, altering, supplementing or changing the terms of the Lease, except for those attached hereto as. part of Schedule "A".

      2. The Lease is for a term of________________ commencing on ________________, 19___ and ending as of 11:59 P.M. on _____________, and the
Lease covers the real property (the "Premises") described in the Lease, the Premises being part of certain real property (the "Property") located in _____________, County of _____________, State of _____________.

      3. The Lease is in full force and effect, and the Lease has been duly executed and delivered by, and is a binding obligation of, Tenant as set forth therein.

      4. The undersigned acknowledges (a) that rent on the Lease has been paid up to and including _____________, 20__, (b) that monthly Base Rent (as defined in the Lease) during the remaining term of the Lease is $__________, and
(c) that rent has not been paid for any period after _____________, 20___, and shall not, except for any prepaid rent as specified in the Lease, be paid for a period in excess of one (1) month in advance.

      5. To the best knowledge of the undersigned, the improvements on the Premises are free from defects in design, materials and workmanship; and the improvements meet all governmental requirements, including, but not limited to, zoning and environmental requirements.

      6. To the best knowledge of the undersigned, the Lease is not in default, and Landlord has performed the obligations required to be performed by Landlord under the terms thereof through the date hereof.

      7. The Lease shall be subordinate to a deed of trust or mortgage on the Premises and an assignment of Landlord's interest in the Lease given by Landlord to______; and in the event of a merger of Landlord and Tenant in any manner, the interest of Tenant and Landlord shall not merge.

      8. Tenant agrees not to modify, amend, terminate or otherwise change the Lease without ten (10) days prior written notice to you.

      9. In the event of a default by Landlord under any of the terms or provisions of the Lease, Tenant shall give you adequate notice and reasonable time to cure such default before Tenant shall exercise any right or remedy available to it.

      Dated _____________, 20__.

                                         Very truly yours,

                                         "Tenant"

                                         By:____________________________________

                                         Its:___________________________________

                                    EXHIBIT E

                              RULES AND REGULATIONS

      1. The streets, sidewalks, entrances, lobbies, elevators, stairways, public corridors and other Common Areas provided by Landlord shall be used only as means of ingress and egress and shall remain unobstructed at all times. The entrance and exit doors of all suites are to be kept closed at all times except as required for orderly passage to and from a suite. At the close of business each day, Tenant shall turn off all lights and office equipment in the Premises and lock all entrance and exit doors of the Premises. Loitering in any part of the Building or obstruction of any means of ingress or egress shall not be permitted. No smoking or eating shall be permitted in the Common Areas. Tenant shall not cover or obstruct any window, skylight, door or transom that admits light. Tenant shall not place door mats in any public corridors.

      2. Plumbing fixtures, toilet rooms, water closets and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no rubbish, food products, newspapers, trash or other substances of any kind shall be thrown into them. No cleaning of coffee pots, dishes, utensils, etc., shall be permitted in common lavatory sinks. Walls, floors, ceilings, elevators, lavatories, windows and/or doors shall not be defaced in any way and no one shall be permitted to mark, drive nails or screws, or drill into, paint, or in any way mar any Building surface, except that pictures, certificates, licenses and similar items normally used in Tenant's business may be carefully attached to the interior walls of the Premises by Tenant in a manner to be prescribed by Landlord. Upon removal of such items by Tenant any damage to the walls or other surfaces, except minor nail holes, shall be repaired by Tenant at Tenant's sole cost.

      3. No awning, shade, sign, advertisement or notice shall be inscribed, painted, displayed or affixed on, in or to any window, door or any other part of the outside or inside of the Building or the Premises, including without limitation any roof setbacks, window ledges and other projections. No window displays or other public displays shall be permitted without the prior written consent of Landlord. All tenant identification on public corridor doors will be installed by Landlord with the size and type of letters to be prescribed by Landlord. The directory of the Building will be provided exclusively for the names and locations of tenants only and Landlord reserves the right to exclude all other names therefrom. All requests for listing on the Building directory shall be submitted to the office of Landlord in writing. Landlord reserves the right to approve all listing requests. Any change requested by Tenant of Landlord of the name or names posted in the directory, after initial posting, will be charged to Tenant.

      4. The cost of any special electrical circuits for items such as copying machines, computers, microwaves, etc., shall be borne by Tenant. Prior to installation of any equipment requiring special electrical circuits or extraordinary utility usage Tenant must receive written approval from Landlord.

      5. The weight, size and position of all safes and other unusually heavy objects used or placed in the Building shall be prescribed by Landlord and shall, in all cases, stand on metal plates of such size as shall be prescribed by Landlord. The repair of any damage done to the

Building or property therein by putting in or taking out or maintaining such safes or other unusually heavy objects shall be paid for by Tenant.

      6. All freight, furniture, fixtures and other personal property shall be moved into, within and out of the Building at times designated by and under the supervision of Landlord and in accordance with such regulations as may be prescribed by Landlord. In no event will Landlord be responsible for any loss or damage to such freight, furniture, fixtures or personal property from any cause.

      7. No improper noises, vibrations or odors will be permitted in the Building, nor shall any person be permitted to interfere in any way with tenants or those having business with them or otherwise to do anything that might tend to injure the reputation of the Building. No singing or playing or operating of any musical instrument, radio or television in the Building shall be permitted without the consent of Landlord. No person will be permitted to bring or keep within the Building any animal, bird or bicycle. No person shall throw trash, refuse, cigarettes or other substances of any kind any place within or out of the Building except in the refuse containers provided therefor. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the rules and regulations of the Building. No portion of the Building or the Premises shall be used for living or sleeping quarters. Tenant shall not manufacture in the Premises any commodity, or prepare or dispense any foods or beverages, tobacco, drugs, flowers or other commodities or articles without the prior written consent of Landlord.

      8. All re-keying of office doors, after occupancy, will be at the expense of Tenant. Tenant shall not re-key any doors or install additional locks, bolts or security systems therein without making prior arrangements with Landlord. Tenant shall not secure duplicate keys for the Building or the Premises, except from Landlord.

      9. Tenant will not install or use any window coverings except those provided or approved by Landlord, nor shall Tenant use the balconies or any portion of the Common Areas, if any, for storage, barbecues, drying of laundry or any other activity which would detract from the appearance of the Building or interfere in any way with the use of the Building by other tenants.

      10. Any tenant using the Building after normal business hours or on non-business days shall lock any entrance doors to the Building used by Tenant immediately after entering or leaving the Building. Normal business hours for the Building shall be Monday through Friday 8:00 a.m. to 6:00 p.m. Landlord reserves the right to exclude the general public from the Building upon such days and at such hours as in Landlord's judgment will be for the best interest of the Building and its tenants. Persons entering the Building after 6:00 p.m. on business days and at all times on weekends and holidays must sign the register, if any, maintained for that purpose.

      11. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to Tenant's occupancy of the Premises.

      12. Tenant and Tenant's employees, agents, invitees, etc., shall not use more than the number of Parking Spaces set forth in the Lease for use by Tenant (after allowance is made by Landlord, from time to time, for visitor parking).

      13. Tenant and Tenant's employees, agents, invitees, etc., shall not hang or display any items from the Building's balconies, if any, or permit any furniture or other items to be place or stored thereon, without the prior written consent of Landlord.

      14. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instruction in their installation.

      15. The Building freight elevator(s), if any, shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Tenant's initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall, unless otherwise agreed by Landlord, be made during the hours of 6 p.m. and 6 a.m. or on Saturday or Sunday, and on at least 24 hours prior written notice to Landlord. Deliveries during normal hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building.

      16. Except as may be otherwise approved by Landlord in writing, Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

      17. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective and cost-effective and cost-efficient operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls in an unauthorized manner. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

      18. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverages, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be fixed by Landlord, if any. .

      19. Tenant shall store all its trash and garbage within the Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

      20. Canvassing, soliciting and distribution of handbills or any other written material and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities. Tenant shall not use the name of the Building in any way in connection with its business except for Tenant's address. Landlord shall also have the right to prohibit any advertising by Tenant, which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices; and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

      21. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

      22. Except with the written consent of the Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building or the Premises for the purpose of cleaning the same and such person or persons shall, while in the Building and outside the Premises, comply with all instructions issued by the Building superintendent and/or Building engineer. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring or for any damage done to the effects of Tenant by the janitor or any other employee or any other person.

      23. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests, and shall be liable to Landlord for all acts of such persons committed in the Building.

      24. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of the Lease.

      25. Landlord shall have the right to make such other and further reasonable Rules and Regulations as in the judgment of Landlord may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violation of Rules and Regulations by other tenants. Such other and further Rules and Regulations shall become effective thirty (30) days after prior written notice thereof from Landlord to Tenant.

                                    EXHIBIT F

                               SPECIAL PROVISIONS

A.    OPTION TO RENEW

      1. RENEWAL TERM. Subject to the terms and conditions of paragraph 3 below, Tenant shall have the option to renew this Lease for one (1) five (5) year renewal period (the "Renewal Term"). The Renewal Term shall commence upon the date immediately succeeding the Expiration Date. The terms, covenants and conditions applicable to the Renewal Term shall be as then promulgated by Landlord, except as hereinafter specifically set forth.

      2. ANNUAL BASE RENT. The Annual Base Rent during the Renewal Term shall be equal to 100% of Market Rent (as hereinafter defined). "Market Rent" shall mean the fair market rent for comparable renewal space in the Project.

      3. CONDITIONS OF RENEWAL. Tenant's option to renew, as provided in paragraph l above, shall be strictly conditioned upon and subject to each of the following:

            (a) Tenant shall notify Landlord in writing of Tenant's exercise of its option to renew at least twelve (12) months prior to the Expiration Date;

            (b) At the time Landlord receives Tenant's notice as provided in paragraph 3(a) above, and on the Expiration Date, Tenant shall not have been in default, beyond any applicable notice and cure periods, under the terms or provisions of this Lease;

            (c) Landlord shall have no obligation to do any work or perform any services for the Renewal Term with respect to the Premises or the Building which Tenant agrees to accept in their then "as is" condition;

            (d) The Annual Base Rent during the Renewal Term shall not be less than the Rent (Base Rent and Additional Rent) payable at the end of the expiring Lease Term; and

            (e) The option to renew granted herein to Tenant is personal to Tenant and may not be exercised by any other person or entity other than Tenant or a permitted assignee pursuant to Article 15 of this Lease.

                                    EXHIBIT G

                                    HOLIDAYS

                                 New Year's Day

                                  Memorial Day

                                Independence Day

                                    Labor Day

                                Thanksgiving Day

                                  Christmas Day

                                    EXHIBIT H

BUILDING DESCRIPTION - MT. LAKES CORPORATE CENTER I

                                   BUILDING PROFILE

PROPERTY:                                Mt. Lakes Corporate Center I
                                         One Old Bloomfield Avenue

ADDRESS:                                 Mt. Lakes, New Jersey 07046
                                         (Morris County)


LOCATION:                                -  1/2 mile north of Cherry Hill Road
                                            Interchange with I-80

                                         -  1 Mile west of I-287 and Route 202

                                         -  1 Block off Route 46

                                         -  7 Miles to Morristown Airport

OWNER/DEVELOPER:                         485 Properties LLC (a subsidiary of
                                         TIAA-CREF)

MANAGEMENT:                              Grubb & Ellis Management Services, Inc.

EXCLUSIVE LEASING AGENT:                 Grubb & Ellis
                                         155 Passaic Avenue Suite 400
                                         Fairfield, New Jersey 07004
                                         John Beers/Larry Martin
                                         Phone 973.486.2500 Fax 973.486.2501

ARCHITECT:                               MJS Architects
                                         Dover, NJ

CONTRACTOR:                              March Associates
                                         Wayne, NJ

AVAILABILITY:                            December 2000

BUILT:                                   1978/Totally Redeveloped 2000

BLOCK & LOT #:                           Block 118.04 Lot 2
                                         Borough of Mt. Lakes, Morris Co.

LOT SIZE:                                12+ Acres
                                         (Additional 60,000+ SF may be
                                         developed)

ZONING:                                  Office Building

BUILDING DESCRIPTION - MT. LAKES CORPORATE CENTER I

TYPE OF CONSTRUCTION:                    Steel Frame - Type 2C non-combustable

FACADE:                                  Brick & glass exterior

BUILDING:                                49,843 square feet gross

ROOF:                                    EPDM membrane roof on insulation board

FLOORS:                                  Two (2)

                                                                   Gross Sq. Ft.
                                                                   -------------
                                         1ST Floor                  25,062
                                         2nd Floor                  24,781
                                                                    ------
                                             Total                  49,843

OFFICE LAY-OUT:                          Tenant design

WINDOWS:                                 Combination of ribbon windows and
                                         curtain wall with custom color glass

CEILING HEIGHT:                          9'-0"

FLOOR HEIGHT:                            Floor to floor ht. 13'-4"

BAY SIZE:                                24' x 24' & 24' x 36'

CEILING GRID:                            Lobbies - 2' x 2'
                                         Offices - 2' x 2'

LIGHTING:                                Office lighting - 2' x 4' T-8 3 lamp
                                         fluorescent, deep cell parabolic

FLOOR LOAD:                              100 lbs/SF on 1st Floor
                                         80 lbs/SF on 2nd Floor

ELEVATOR:                                1 Hydraulic Elevator
                                         Size:  6'-8" x 4'-4" interior
                                         Oak & Brushed Aluminum Finish

PARKING:                                 201 spaces total

BUILDING DESCRIPTION - MT. LAKES CORPORATE CENTER I

HVAC:                                    Entirely new rooftop units and
                                         distribution system throughout

                                         -- Trane Equipment

                                         Core area and exterior stairway - (2)
                                         rooftop, single-zone HVAC units with
                                         electric cooling and heating; 20 tons
                                         total capacity

                                         First Floor - (3) rooftop variable air
                                         volume HVAC units with supplemental
                                         electric heat; economizer (free
                                         cooling) cycle; 85 tons total capacity;
                                         (38) variable air volume terminal units
                                         with individual zone thermostats.

                                         Second Floor - (3) rooftop variable air
                                         volume HVAC units with supplemental
                                         electric heat; economizer (free
                                         cooling) cycle; 100 tons total
                                         capacity; (39) variable air volume
                                         terminal units with individual zone
                                         thermostats.

HVAC DESIGN CRITERIA:                    Heating: 70 DB inside
                                                  0(degree) DB outside
                                         Cooling: 76(degree)DB inside @ 50% RH
                                                  91(degree)DB/73(degree)WB
                                                  outside

ENERGY MANAGEMENT SYSTEM:                State of the art Trane Summit HVAC
                                         control and fire alarm system

ELECTRIC:                                Supplier - GPU Energy
                                         Main Service - 2,000 amps, 3 phase, 4
                                         wire; 480/277 volt

                                         Landlord 400 amp, 277/480 volt service
                                         with 400 amp 277/480 volt, 42 pole main
                                         panel, 125 amp 277/480 volt 30 pole
                                         subpanels, 30 KVA transformer and 100
                                         amp 120/208 volt 30 pole subpanels

                                         (4) tenant services, 400 amp, 277/480
                                         volt, 42 pole panel for each tenant

                                         (2) tenant services, 250 amp, 277/480
                                         volt, 42 pole panel for each tenant

BUILDING DESCRIPTION - MT. LAKES CORPORATE CENTER I

UPS PROVISIONS:                          Pad area provided with conduit
                                         installed under the floor and into the
                                         main electric room

FIBER OPTICS:                            Into the building

TOILET FACILITIES:                       Per Floor:             1 each per
                                                                gender
                                         Fixtures per facility: Men - 2T + 2U
                                                                Women - 3T
                                                                Handicap
                                                                Accessible - Yes

WATER:                                   SMCMUA (municipal)

AFTER-HOURS ACCESS:                      Cardkey System Available

FIRE SURPRESSION & ALARM:                Wet, hydraulically calculated fire
                                         sprinkler system throughout the
                                         building along with fire alarm system
                                         with duct mounted smoke-detection, fire
                                         alarm signaling and fire sprinkler flow
                                         detection.

AMENITIES:                               - Hotels and conference centers nearby

                                         - Vast labor pool and diverse housing

                                         - Courier Service drop on site

CORPORATE NEIGHBORS:                     GPU Energy
                                         Anheuser Busch
                                         Mercedes Benz
                                         New York Life
                                         Roche Vitamins
                                         Champion Mortgage
                                         ADP

                               485 PROPERTIES, LLC

                        MOUNTAIN LAKES CORPORATE CENTER I
                           MOUNTAIN LAKES, NEW JERSEY

                                      LEASE

                                     between

                              485 PROPERTIES, LLC,

                                    Landlord

                                       and

                           PINNACLE FOODS CORPORATION

                                     Tenant

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I:         DEFINITIONS...............................................................................    1

         1.01  Defined Terms.................................................................................    1

ARTICLE II:        DEMISE AND LEASE..........................................................................    3

         2.01  Demise and Lease..............................................................................    3

         2.02  Representations and Warranties; Taking of Possession..........................................    3

         2.03  Common Areas..................................................................................    3

ARTICLE III:       IMPROVEMENTS..............................................................................    3

         3.01  Tenant Improvements...........................................................................    3

         3.02  Tenant Allowance..............................................................................    4

ARTICLE IV:        TERM......................................................................................    5

         4.01  Term..........................................................................................    5

ARTICLE V:         RENT......................................................................................    5

         5.01  Base Rent.....................................................................................    5

         5.02  Additional Rent...............................................................................    5

         5.03  Manner of Payment.............................................................................    5

         5.04  Late Payment and Interest.....................................................................    6

ARTICLE VI:        ADDITIONAL RENT AND CHARGES...............................................................    6

         6.01  Tenant's Obligation for Personal Property Taxes...............................................    6

         6.02  Tenant's Share of Operating Expenses..........................................................    6

ARTICLE VII:       SERVICES AND UTILITIES....................................................................    9

         7.01  Landlord's Services...........................................................................    9

         7.02  Tenant's Payment of Electricity Charges.......................................................   10

ARTICLE VIII:      INSURANCE.................................................................................   10

         8.01  Public Liability..............................................................................   10

         8.02  Tenant's Property and Other Insurance.........................................................   11

         8.03  Additional Insurance..........................................................................   11

         8.04  Form of Insurance/Certificates................................................................   11

         8.05  Tenant's Failure..............................................................................   11

         8.06  Waiver of Subrogation.........................................................................   12

         8.07  Tenant's Property and Fixtures................................................................   12

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
         8.08  Indemnification of Landlord...................................................................   12

         8.09  Notification from Tenant......................................................................   13

ARTICLE IX:        REPAIRS AND MAINTENANCE...................................................................   13

         9.01  Tenant Repairs and Maintenance................................................................   13

         9.02  Landlord Repairs and Maintenance..............................................................   13

         9.03  Non-liability of Landlord.....................................................................   13

         9.04  Inspection of Premises........................................................................   14

ARTICLE X:         FIXTURES, PERSONAL PROPERTY AND ALTERATIONS...............................................   14

         10.01 Fixtures and Personal Property................................................................   14

         10.02 Alterations...................................................................................   14

         10.03 Liens.........................................................................................   15

ARTICLE XI:        USE AND COMPLIANCE WITH LAWS..............................................................   16

         11.01 Signs.........................................................................................   16

         11.02 Use...........................................................................................   16

         11.03 Compliance with Laws and Insurance Requirements...............................................   16

         11.04 Landlord's Inspection and Testing.............................................................   17

         11.05 Hazardous Materials...........................................................................   17

ARTICLE XII:       DAMAGE AND DESTRUCTION....................................................................   19

         12.01 Reconstruction................................................................................   19

         12.02 Rent Abatement................................................................................   20

         12.03 Excessive Damage or Destruction...............................................................   20

         12.04 Uninsured Casualty............................................................................   21

         12.05 Waiver........................................................................................   21

         12.06 Mortgagee's Right.............................................................................   21

         12.07 Damage Near End of Term.......................................................................   21

ARTICLE XIII:      EMINENT DOMAIN............................................................................   21

         13.01 Eminent Domain................................................................................   21

         13.02 Disposition of Awards.........................................................................   22

         13.03 Mortgagee's Right.............................................................................   22

ARTICLE XIV:       DEFAULT...................................................................................   22

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
         14.01 Events of Default.............................................................................   22

         14.02 Remedies......................................................................................   23

ARTICLE XV:        ASSIGNMENT AND SUBLETTING.................................................................   25

         15.01 Prohibition...................................................................................   25

         15.02 Excess Rental.................................................................................   26

         15.03 Scope.........................................................................................   26

         15.04 Effect of Assignment..........................................................................   26

         15.05 Waiver........................................................................................   27

         15.06 Change in Control.............................................................................   27

ARTICLE XVI:       OFFSET STATEMENT, ATTORNMENT AND SUBORDINATION............................................   28

         16.01 Offset Statement..............................................................................   28

         16.02 Attornment....................................................................................   28

         16.03 Subordination.................................................................................   28

         16.04 Mortgagee's Rights............................................................................   28

         16.05 Recording.....................................................................................   29

         16.06 Release of Landlord...........................................................................   29

ARTICLE XVII:      INDEMNIFICATION AND LIABILITY.............................................................   29

         17.01 Indemnification...............................................................................   29

         17.02 Waiver and Release............................................................................   30

         17.03 Liability of Landlord.........................................................................   30

ARTICLE XVIII:     MISCELLANEOUS.............................................................................   31

         18.01 Notices.......................................................................................   31

         18.02 Successors Bound..............................................................................   32

         18.03 Guarantor of Tenant...........................................................................   32

         18.04 Waiver........................................................................................   32

         18.05 Surrender of Premises and Holding Over........................................................   32

         18.06 Landlord's Right to Perform...................................................................   33

         18.07 Subdivision and Easements.....................................................................   33

         18.08 Landlord's Reserved Rights in Common Areas....................................................   33

         18.09 Rules and Regulations.........................................................................   34

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
         18.10 Parking.......................................................................................   34

         18.11 No Nuisance...................................................................................   34

         18.12 Relocation....................................................................................   34

         18.13 Financial Statements..........................................................................   34

         18.14 Corporate Authority...........................................................................   35

         18.15 Quiet Enjoyment...............................................................................   35

         18.16 Waiver of Jury Trial..........................................................................   35

         18.17 Broker........................................................................................   35

         18.18 Accord and Satisfaction.......................................................................   35

         18.19 Captions and Article Numbers..................................................................   35

         18.20 Severability..................................................................................   36

         18.21 Applicable Law................................................................................   36

         18.22 Submission of Lease...........................................................................   36

         18.23 Time..........................................................................................   36

         18.24 Entire Agreement..............................................................................   36

         18.25 Landlord's Management.........................................................................   36

         18.26 Exhibits......................................................................................   36

         18.27 Security Deposit..............................................................................   37

Exhibit A -       Depiction of Premises

Exhibit B -       Tenant's Plan

Exhibit C -       Building Janitorial Specifications

Exhibit D -       Offset Statement and Estoppel Certificate

Exhibit E -       Rules and Regulations

Exhibit F -       Special Provisions

Exhibit G -       Holidays

Exhibit H -       Building Profile

                            FIRST AMENDMENT TO LEASE

      THIS FIRST AMENDMENT TO LEASE (the "First Amendment"), made on the 23 day of November, 2001, between 485 PROPERTIES, LLC, a Delaware limited liability company, having an address at 730 Third Avenue, New York, New York 10017 ("Landlord"); and PINNACLE FOODS CORPORATION, having an address at 6 Executive Campus, Cherry Hill, New Jersey 08002 ("Tenant").

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant have heretofore entered into a certain Lease dated August 10, 2001 (the "Original Lease"), pursuant to which Tenant has leased approximately 17,352 rentable square feet, known as Suite 100, in the building located in Mountain Lakes, New Jersey, known as Mountain Lakes Corporate Center I; and

      WHEREAS, Landlord and Tenant desire to amend the Lease to extend the Term and increase the Tenant Improvement Allowance; and

      WHEREAS, the Original Lease and this First Amendment are herein collectively referred to as the "Lease".

      NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions herein, and for other good and valuable consideration, the Landlord and Tenant covenant and agree as follows:

      1. Section 1.01(1) of the Original Lease is hereby amended to provide that the Expiration Date shall be six (6) years and two (2) months following the Term Commencement Date.

      2. Section 1.01(1) is hereby amended to provide that the Tenant Improvement Allowance shall be in the amount of $347,040.00

      3. Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Original Lease.

      4. Except as in this First Amendment provided, all of the terms and conditions of the Original Lease shall remain in full force and effect.

      5. This First Amendment shall be binding upon the parties hereto, their heirs, successors and assigns.

      IN WITNESS WHEREOF, the parties have executed this First Amendment the date first above written.

                                   485 PROPERTIES, LLC, "LANDLORD"

                                   By: /s/ NICHOLAS E. STOLATIS
                                       ------------------------
                                       Name: Nicholas E. Stolatis
                                       Title: Assistant Secretary

                                   PINNACLE FOODS CORPORATION, "TENANT"

                                   By: /s/ M. KELLEY MAGGS
                                       -------------------
                                       Name: M. Kelley Maggs
                                       Title: Senior Vice President

                            SECOND AMENDMENT TO LEASE

      THIS SECOND AMENDMENT TO LEASE (the "Second Amendment"), made on the 16th day of October, 2003 (the "Effective Date"), between 485 PROPERTIES, LLC, a Delaware limited liability company, having an address at c/o TIAA-CREF, 730 Third Avenue, New York, New York 10017, attn: Real Estate Director, Northeast Region ("Landlord"), and PINNACLE FOODS CORPORATION, having an address at 6 Executive Campus, Cherry Hill, New Jersey 08002 ("Tenant").

                                   WITNESSETH:

      WHEREAS, Landlord is the Owner of a building commonly known as Mountain Lakes Corporate Center I, One Old Bloomfield Avenue, Mountain Lakes, New Jersey (the "Building"); and

      WHEREAS, Landlord and Tenant have heretofore entered into a certain Lease dated August 10, 2001 (the "Original Lease"), pursuant to which Tenant has leased approximately 17,352 rentable square feet on the first floor of the Building (the "First Floor Space"); and

      WHEREAS, Landlord and Tenant have heretofore entered into a certain First Amendment to Lease dated November 23, 2001 (the "First Amendment"), pursuant to which the Term was extended and the Tenant Improvement Allowance with respect to the First Floor Space was increased; and

      WHEREAS, Landlord desires to Lease to Tenant, and Tenant desires to Lease from Landlord, additional space on the second floor of the Building, consisting of the entire second floor, containing approximately 25,351 rentable square feet, as shown on the Building second floor plan attached hereto as Exhibit A (the "Second Floor Space"); and

      WHEREAS, Landlord and Tenant desire to further extend the Term through and including the expiration of ninety-six (96) months from and after the Second Floor Space Commencement Date (as defined below); and

      WHEREAS, the Original Lease, First Amendment, and this Second Amendment are herein collectively referred to as the "Lease"; and

      WHEREAS, the First Floor Space and the Second Floor Space are hereinafter collectively referred to as the "Premises"); and

      WHEREAS, the Landlord and Tenant by this Second Amendment, wish to modify, supplement and amend the terms and conditions of the Lease to (i) provide for the Second Floor Space, Rent and other Lease obligations as same shall be required and attributable to the Premises, and (ii) extend the Term for a period of ninety-six (96) months from and after the Second Floor Space Commencement Date.

      NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions herein, and for other good and valuable consideration, Landlord and Tenant covenant and agree as follows:

      1. As of the Second Floor Space Commencement Date, the Premises shall be deemed to be the First Floor Space and Second Floor Space located on the first and second floors of the Building, containing approximately 42,703 rentable square feet for all purposes of the Lease. The Second Floor Space shall be the second floor of the Building as shown on the Building second floor plan attached hereto and made a part hereof as Exhibit A.

      2. Within twenty-one (21) days following the Effective Date of this Second Amendment, Tenant shall provide Landlord with a space plan for the preparation of the Second Floor Space (the "Second Floor Plan"), which Second Floor Plan shall be annexed hereto and made a part hereof as Exhibit B. Upon delivery to Landlord of the Second Floor Plan, Landlord shall forthwith proceed with the preparation of the Second Floor Space (the "Second Floor Work") in accordance with and as shown on the Second Floor Plan and the Building standard improvement specifications. Landlord shall have the right to designate contractors and subcontractors to perform the Second Floor Work. Landlord agrees to solicit and obtain a minimum of three (3) contractor bids for the performance of the Second Floor Work, which bids shall be subject to Tenant's review. Tenant shall have the right to select one (1) contractor who may bid on the performance of the Second Floor Work, which contractor shall be subject to Landlord's approval, provided, however, Tenant's right to participate shall not delay construction of the Second Floor Work. Unless otherwise stated in the Second Floor Plan, Landlord shall use Building standard materials in the performance of the Second Floor Work. Landlord shall have the right to substitute comparable materials or finishes in the event any item set forth in the Second Floor Plan is unavailable. Except as provided in the Second Floor Plan, the Second Floor Space, its fixtures and finishes, shall be delivered and accepted in its "as is" condition. The Second Floor Work shall be made and performed by Landlord at Tenant's cost and expense and diligently pursued to completion. Landlord shall select and install window treatments in the Second Floor Space at Landlord's cost and expense equivalent to or better than the window treatments provided in the First Floor Space. Landlord shall in no event be liable for any direct or indirect damages as a result of delays due to Force Majeure or other acts or omissions of Tenant (or anyone performing services on behalf of Tenant). Tenant shall be responsible for the installation of all telecommunication, computer, and data cabling in the Second Floor Space. The Second Floor Space shall be deemed ready for occupancy ("Ready for Occupancy") when the Second Floor Work has been completed or substantially completed by Landlord in accordance with Exhibit B and delivered, tendered or made available to Tenant. Landlord agrees to use reasonable commercial efforts to provide Tenant with one (1) week prior advance notice of the date the Second Floor Space shall be Ready for Occupancy, provided, however, Landlord's failure to provide such prior notice shall not be deemed a breach by Landlord under the Lease. The Rent Commencement Date with respect to the Second Floor Space shall be the date upon which the Second Floor Space is deemed Ready for Occupancy. The term "substantially completed" as used in this Second Amendment shall mean the date of issuance of a certificate of occupancy (temporary or permanent) for the Second Floor Space by the Borough of Mountain Lakes, or if no certificate of occupancy is required, the date of substantial completion of the Second Floor Work as certified by Landlord's architect, which certification shall be conclusive and binding upon Landlord and Tenant. The Landlord's Second

Floor Work shall be deemed substantially completed notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of the Second Floor Space ("punch list" items) remain to be performed. Landlord agrees to repair and correct "punch list" items within a reasonable time following receipt of written notice from Tenant. Landlord agrees that it shall contribute the sum of $545,047.00 toward the cost and expense of the Second Floor Work (the "Improvement Allowance") under a finished ceiling, which cost and expense shall include, but not be limited to, all construction labor and materials, including demolition and removal of debris, and installation of partitioning doors, floor covering, architectural and engineering costs, space plan preparation and reproduction, including mechanical, electrical, plumbing, and structural drawings, procurement of permits and approvals, and construction management and inspection fees. Landlord, at Landlord's cost and expense, shall provide a finished ceiling to include 2x2 grid, 2x2 reveal edge acoustical tile, 2x4 T8 fluorescent deep cell parabolic fixtures, light switches, and HVAC distribution consistent with and in compliment to the Second Floor Plan, the cost of which will not be applied to the Improvement Allowance. The cost of relocation of sprinkler heads required by the Second Floor Plan will be applied to the Improvement Allowance. Tenant shall have the right to review, upon request, invoices for the performance of the Second Floor Work, however, Tenant shall have no right to disapprove such invoices or delay the payment thereof. Tenant shall have the right to apply the cost of Alterations to the First Floor Space to the Improvement Allowance, any such Alterations being subject to the terms and conditions of Section 10.02 of the Original Lease. To the extent the cost of the Second Floor Work and any Alterations to the First Floor Space exceeds the Improvement Allowance, such excess cost shall be paid by Tenant (to Landlord upon Landlord's demand with respect to the Second Floor Work). If Tenant shall fail to pay such excess cost within thirty (30) days of demand from Landlord therefor, such failure shall be an Event of Default under the Lease. To the extent that the Second Floor Work and Tenant's Alterations, if any, shall be less than the Improvement Allowance, Landlord shall not be required to contribute or pay such differential to Tenant, nor shall such differential be available to Tenant as a credit against any obligations of Tenant under the Lease; provided any remaining amount shall be available to Tenant, through October 16, 2005 only, for future qualifying Alterations work in the Premises. It is expressly understood and agreed that all improvements installed within the Second Floor Space in accordance with the Second Floor Work shall, upon completion and installation, be deemed the property of Landlord, including any fixtures or equipment (except for trade fixtures and equipment, moveable office partitions, furniture or other personal property) for which Landlord has provided allowances to Tenant in connection with the performance of the Second Floor Work. In addition, Landlord may, upon notice to Tenant, relinquish its rights to the improvements installed pursuant to the Second Floor Work and compel Tenant to remove same prior to expiration of the Lease Term.

      3. The Term with respect to the Second Floor Space shall commence upon the date that the Second Floor Space shall be deemed Ready for Occupancy (the "Second Floor Space Commencement Date"). The Expiration Date of the Lease Term shall be such date which is ninety-six (96) months from the Second Floor Space Commencement Date, unless sooner terminated as in the Lease provided (or if the Second Floor Space Commencement Date is not the first day of a calendar month, the Expiration Date shall be ninety-six (96) months from the first day of the month next following the Second Floor Space Commencement Date).

      4. Commencing upon the Second Floor Space Commencement Date and through the Expiration Date, Tenant shall pay Base Rent for the Premises as follows:

                                                                           MONTHLY
             PERIOD                        ANNUAL BASE RENT              INSTALLMENT
             ------                        ----------------              -----------
Second Floor Space                         $  390,420.00                 $32,535.00
Commencement Date
through month 3

Months 4 through 60                        $  960,817.56                 $80,068.13

Months 61 through 96                       $1,067,574.96                 $88,964.58

      As stated in the table above, Base Rent for the First Floor Space shall continue to accrue and be payable as set forth in the Original Lease through the Second Floor Space Commencement Date. In addition to Base Rent as herein provided, Tenant shall pay all other Rent, charges and Additional Rent as in the Lease required. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that Tenant shall not be responsible to pay any installment of Base Rent applicable to the Second Floor Space ($47,533.13 per month) for the first three (3) full months following the Second Floor Space Commencement Date, it being understood and agreed, however, that all the terms and conditions of the Lease shall apply during said three (3) month period, including Tenant's obligation for Base Rent for the First Floor Space, all Additional Rent for the First Floor Space and Second Floor Space, and other charges set forth in the Lease.

      5. As of the Second Floor Space Commencement Date, the Premises shall be deemed to contain approximately 42,703 rentable square feet and Tenant's Share shall be deemed to be 86.31%. Effective as of the Second Floor Space Commencement Date, the Operating Expense Base Year and Tax Base Year shall be the calendar year ending December 31, 2004.

      6. Subject to Landlord's receipt of applicable governmental approvals, Landlord shall, at Landlord's cost and expense, install, and Tenant shall be represented on, a Project monument sign at the intersection of Cherry Hill Road and Route 46. In addition, subject to Landlord's receipt of applicable governmental approvals, Landlord shall, at Landlord's cost and expense, install a Building monument sign upon which Tenant shall be solely and exclusively represented. The design of such Project and Building monument signs are shown on Exhibit C annexed hereto and made a part hereof.

      7. As of the execution of this Amendment, Section 18.27 (Security Deposit) of the Original Lease shall be deleted and Landlord shall promptly thereafter release and return the Letter of Credit to Tenant.

      8. Landlord and Tenant represent and warrant that they have had no discussions, negotiations and/or other dealings with any real estate broker or agent other than Grubb & Ellis Co. and TR Alter & Associates, Inc. (collectively the "Broker") in connection with the negotiation of this Second Amendment, and that they know of no other real estate broker or agent who is or may be entitled to any commission or finders fee in connection with this Second Amendment. Landlord and Tenant agree to indemnify, defend and hold each other harmless from and against any and all claims, demands, losses, liabilities, judgments, costs and expenses, including, without limitation, attorneys' fees and costs, with respect to any leasing commission or equivalent compensation alleged to be owing on account of discussions, negotiations and/or dealings with any real estate broker or agent other than Broker claiming to have acted on behalf of or to have dealt with Landlord or Tenant, as applicable. Landlord shall pay any commissions owing to broker with respect to this Second Amendment pursuant to a separate agreement or agreements.

      9. Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Original Lease.

      10. Except as in this Second Amendment provided, all of the terms and conditions of the Lease shall remain in full force and effect.

      11. This Second Amendment shall be binding upon the parties hereto, their successors and assigns.

                          SIGNATURES ON FOLLOWING PAGE

      IN WITNESS WHEREOF, the parties have executed this Second Amendment on the date above written.

                                      LANDLORD

                                      485 PROPERTIES, LLC

                                         By: /s/ NICHOLAS E. STOLATIS
                                             ------------------------
                                             Name: Nicholas E. Stolatis

                                      TENANT

                                      PINNACLE FOODS CORPORATION,

                                         By: /s/ JOHN F. KROEGER
                                             -------------------
                                             Name: John F. Kroeger